As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Offshore Group Investment Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1381	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House

Grand Cayman, KY1-1104, Cayman Islands

(281) 404-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants below

Douglas G. Smith

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

(281) 404-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bryan K. Brown

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Telecopy: (713) 226-6291

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
11 1/2% Senior Secured First Lien Notes due 2015	$225,000,000	100%	$225,000,000	$26,123
Guarantees of 11 1/2% Senior Secured First Lien Notes due 2015 (2)	—	—	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	The notes will be unconditionally guaranteed by existing and future subsidiaries of Offshore Group Investment Limited, its parent Vantage Drilling Company and by certain other subsidiaries of Vantage Drilling Company.
(3)	No separate consideration will be received for the guarantees. Pursuant to 457(n), there is no separate fee with respect to guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Vantage Drilling Company, and the following subsidiaries of Vantage Drilling Company and Offshore Group Investment Limited, are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Emerald Driller Company	Cayman Islands	N/A
Mandarin Drilling Corporation	Marshall Islands	N/A
P2020 Rig Co.	Cayman Islands	N/A
P2021 Rig Co.	Cayman Islands	N/A
Sapphire Driller Company	Cayman Islands	N/A
Vantage Driller I Co.	Cayman Islands	N/A
Vantage Driller II Co.	Cayman Islands	N/A
Vantage Driller III Co.	Cayman Islands	N/A
Vantage Driller IV Co.	Cayman Islands	N/A
Vantage Drilling Company	Cayman Islands	N/A
Vantage Drilling Labuan I Ltd.	Malaysia/Labuan	N/A
Vantage Drilling (Malaysia) I Sdn. Bhd.	Malaysia	N/A
Vantage Drilling Netherlands B.V.	The Netherlands	N/A
Vantage Holding Hungary Kft	Hungary	N/A
Vantage Holdings Malaysia I Co.	Cayman Islands	N/A
Vantage International Management Co.	Cayman Islands	N/A

*	The address for each of the co-registrants is c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Telephone: (281) 404-4700.

The name and address, including zip code, of the agent for service for each of the co-registrants is Christopher G. DeClaire, Vice President and Secretary of Vantage Drilling Company, c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. The telephone number, including area code, of the agent for service for each of the co-registrants is (281) 404-4700.

The information is this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and before participating in this Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2011

PROSPECTUS

Offshore Group Investment Limited

a subsidiary of

Offer to Exchange

$225,000,000 11 1/2% Senior Secured First Lien Notes due 2015

and the guarantees thereof, that have been registered under

the Securities Act of 1933 for any and all

$225,000,000 11 1/2% Senior Secured First Lien Notes due 2015

and the guarantees thereof

This Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2011, unless extended.

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $225,000,000 aggregate principal amount of our registered 11 1/2% Senior Secured First Lien Notes due 2015 and the guarantees thereof, or the exchange notes, for a like principal amount of our outstanding 11 1/2% Senior Secured First Lien Notes due 2015 and the guarantees thereof, or the old notes. We refer to the old notes and the exchange notes collectively as the “notes.” The terms of the exchange notes and the guarantees thereof are identical to the terms of the old notes and the guarantees thereof in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the old notes.

We will exchange any and all old notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                     , 2011, unless extended.

We have not applied, and do not intend to apply, for listing the notes on any national securities exchange or automated quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 13 for a discussion of certain risks you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC. IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, IN THE ACCOMPANYING LETTER OF TRANSMITTAL OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OLD NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you without charge upon written or oral request to: Vantage Drilling Company, c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, telephone number (281) 404-4700. The exchange offer is expected to expire on                     , 2011 and you must make your exchange decision by the expiration date. To obtain timely delivery, you must request the information no later than                     , 2011, or the date which is five business days before the expiration date of this exchange offer.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and we intend that such forward-looking statements be subject to the safe harbor provisions of the U.S. federal securities laws. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Prospectus Summary” and “Risk Factors” and other information of parent, the issuer and their subsidiaries. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and similar expressions are intended to identify forward-looking statements in this prospectus regarding parent, the issuer and their subsidiaries.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties described under “Risk Factors,” including the following:

•	our limited operating history;

•	our small number of customers;

•	credit risks of our key customers and certain other third parties;

•	reduced expenditures by oil and natural gas exploration and production companies;

•	delays and cost overruns in construction projects;

•	termination of our customer contracts;

•	general economic conditions and conditions in the oil and gas industry;

•	competition within our industry;

•	operating hazards in the oilfield service industry;

•	the impact of the Macondo incident on offshore drilling, including any government imposed moratorium on offshore drilling;

•	ability to obtain indemnity from customers;

•	adequacy of insurance coverage in the event of a catastrophic event;

•	operations in international markets;

•	governmental, tax and environmental regulation;

•	changes in legislation removing or increasing current applicable limitations of liability;

•	effects of new products and new technology on the market;

•	our substantial level of indebtedness;

•	our ability to incur additional indebtedness;

•	our need for cash to meet our debt service obligations;

•	compliance with restrictions and covenants in our debt agreements;

•	identifying and completing acquisition opportunities;

•	limited mobility between geographic regions;

•	levels of operating and maintenance costs;

•	the issuer’s reliance on parent;

•	our dependence on key personnel;

•	availability of workers and the related labor costs;

•	the sufficiency of our internal controls;

•	changes in tax laws, treaties or regulations;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act;

•	potential conflicts of interest with F3 Capital;

•	the collateral that secures the notes being subject to casualty risks;

•	assets of subsidiaries being subject to claims of creditors of those entities; and

•	our incorporation under the laws of the Cayman Islands and the limited rights to relief that may be available compared to U.S. laws.

For a more complete description of the various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see “Risk Factors” in this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

All forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we become aware after the date of this prospectus. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

This summary provides a brief overview of certain information from this prospectus, but may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. You should carefully consider the information set forth under “Risk Factors.” In addition, certain statements include forward-looking information which involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, we use the term “old notes” to refer to the 11 1/2% Senior Secured First Lien Notes due 2015 that were issued on June 1, 2011, and the term “exchange notes” to refer to the 11 1/2% Senior Secured First Lien Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in exchange for the old notes as described in this prospectus. References to the “notes” in this prospectus include both the old notes and the exchange notes. As used in this prospectus, unless the context otherwise requires, (i) “we,” “us,” and “our” refer to Vantage Drilling Company and its subsidiaries (including the issuer) on a consolidated basis, (ii) the “parent” refers to Vantage Drilling Company, only and not to any of its subsidiaries, and (iii) the “issuer” refers to Offshore Group Investment Limited, a Cayman Islands exempted company with limited liability and the issuer of the notes.

The issuer previously issued $1.0 billion in aggregate principal amount of notes under the Indenture. The old notes were issued as “additional notes” under the Indenture. The notes initially issued under the Indenture and the old notes are, and the exchange notes will be, a single series of securities under the Indenture.

Our Company

We are an international offshore drilling company focused on operating a fleet of modern, high specification drilling units. Our principal business is to contract drilling units, related equipment and work crews, primarily on a dayrate basis to drill oil and natural gas wells for our customers. We also provide construction supervision services for, and will operate and manage, drilling units owned by others. Through our fleet of five wholly owned drilling units, we are a provider of offshore contract drilling services to major, national and independent oil and natural gas companies, focused primarily on international markets. Our fleet of owned and managed drilling units is currently comprised of four jackup rigs and two drillships. In addition, parent has recently entered into a contract for the construction of another drillship due to be delivered in 2013. Parent is also overseeing the construction of three additional drillships for third parties. Our ordinary shares are listed on the NYSE Amex under the symbol “VTG.”

How You Can Contact Us

Our principal executive office is located at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Our phone number is (281) 404-4700 and website address is www.vantagedrilling.com. Information on our website is not a part of this prospectus.

The Exchange Offer

On June 1, 2011, we completed a private offering of $225,000,000 in aggregate principal of the old notes and the guarantees thereof. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the old notes. You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

•	The exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•	The exchange notes are not entitled to registration rights which are applicable to the old notes under the registration rights agreement; and

•	Our obligation to pay additional interest on the old notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

•	The following is a summary of the exchange offer.

Exchange Offer	We are offering to exchange up to $225,000,000 aggregate principal amount of our exchange notes and the guarantees thereof that have been registered under the Securities Act for an equal amount of our old notes.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend it. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent;” or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but:

•	the old notes are not immediately available,

•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

•	the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2011. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.

U.S. Federal Income Tax Considerations	The exchange of the exchange notes for the old notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. For more information, please see “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed Wells Fargo Bank, National Association, as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of Exchange Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the exchange notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

•	you are not our affiliate; and

•	you are not a broker-dealer tendering old notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of Exchange Notes” for more information regarding resales of the exchange notes.

Effect on Holders of Old Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable sate securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Terms of the Exchange Notes

The exchange notes will be identical to the old notes except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The exchange notes will evidence the same debt as the old notes, and the same indenture will govern the exchange notes and the old notes. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the Exchange Notes.”

Issuer	Offshore Group Investment Limited, a Cayman Islands exempted company with limited liability.

Notes Offered	$225,000,000 aggregate principal amount of 11 1/2% Senior Secured First Lien Notes due 2015.

Maturity Date	The exchange notes will mature on August 1, 2015.

Interest	The exchange notes will bear interest at an annual rate of 11 1/2%. Interest on outstanding exchange notes will be payable semi-annually, in arrears, on February 1 and August 1 of each year, commencing on August 1, 2011. Interest on the exchange notes will accrue from February 1, 2011.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by parent and each of the issuer’s existing and future subsidiaries, including any existing and future subsidiaries that guarantee any credit agreement, and by certain of parent’s other subsidiaries. See “Description of the Exchange Notes—Note Guarantees.”

Security	The exchange notes and the guarantees will be secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller and the Platinum Explorer. The exchange notes and the guarantees will also be secured by certain other assets of the issuer and the guarantors (other than parent) and by a pledge of the stock of the issuer and the guarantors (other than parent).

Ranking	The exchange notes will:

•	be the issuer’s senior secured obligations;

•	rank equal in right of payment with all of the issuer’s existing and future senior indebtedness; and

•	rank senior in right of payment to all of the issuer’s existing and future subordinated indebtedness.

The guarantees of each guarantor will:

•	be senior secured obligations of that guarantor;

•	rank equal in right of payment with all of that guarantor’s existing and future senior indebtedness, including guarantees; and

•	rank senior in right of payment to all of that guarantor’s existing and future subordinated indebtedness.

At March 31, 2011, the issuer and the restricted subsidiaries, on a consolidated basis, would have had outstanding approximately $1.2 billion of senior indebtedness consisting of the exchange notes, and parent and its subsidiaries, on a consolidated basis, we would have had outstanding approximately $1.2 billion of senior indebtedness, consisting of the exchange notes, the F3 Capital Note, and short-term debt. For more information, see “Description of the Exchange Notes.”

Intercreditor Agreement	After completion of the exchange offer, the issuer or any guarantor may seek to enter into a credit agreement. If the issuer or any guarantor enters into any such credit agreement in the future whose borrowings are secured by liens on collateral, the issuer, the guarantors, the trustee, the credit agreement collateral agent on behalf of the credit agreement secured parties, and the noteholder collateral agent on behalf of the exchange notes secured parties will enter into an intercreditor agreement, which will define the rights of such parties with respect to the collateral. We expect that any intercreditor agreement will provide, among other things, that all indebtedness under the indenture governing the exchange notes and certain other indebtedness permitted under the indenture and all other obligations related to such indebtedness and owing under the documents relating to such indebtedness will be secured by first priority liens on the collateral, which liens are intended to be pari passu with the first priority liens thereon that will secure obligations under any credit agreement.

Optional Redemption	On or after February 1, 2013, the issuer may redeem some or all of the exchange notes at redemption prices that decrease over time, plus accrued and unpaid interest, if any, to the redemption date as described under the heading “Description of the Exchange Notes—Redemption & Offer to Purchase—Optional Redemption.”

Prior to February 1, 2013, the issuer may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of one or more equity offerings at a redemption price equal to 111.500% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that, following such redemption, at least 65% of the aggregate principal amount of the exchange notes originally issued under the indenture remains outstanding, and the redemption occurs within 45 days of the date of the closing of such sale.

In addition, the issuer may, at its option, redeem some or all of the exchange notes at any time prior to February 1, 2013 by paying a “make-whole” premium.

Special Mandatory Redemption	The issuer will be required to make a special mandatory redemption upon a total loss of a vessel.

Redemption upon a Change in Tax Law	The issuer will have the option to redeem the exchange notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the exchange notes, plus any accrued and unpaid interest, if any, to the date of redemption, if the issuer or any guarantor have become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the exchange notes as a result of a change in the laws of any jurisdiction in which the issuer or any guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which the issuer or any guarantor make a payment on the exchange notes or any guarantee.

Change of Control Offer	If parent or the issuer experiences a change of control (as defined in the indenture governing the exchange notes), each holder of exchange notes will have the right to require the issuer to repurchase all or any part of its exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Asset Sale Offer	If the issuer or any restricted subsidiary engages in certain asset sales, within 360 days of such sale, the issuer generally must use the net cash proceeds from such sales to repay outstanding debt (other than any credit agreement that we may enter into after the closing of this offering), to acquire another company in its industry, to make capital expenditures or to invest in its business, or the issuer must make an offer to purchase a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of each note so purchased will be 100% of its principal amount, plus accrued and unpaid interest to the repurchase date.

Excess Cash Flow Offer

Subject to certain conditions, for any semi-annual period ending June 30 and December 31, commencing June 30, 2011, in which the issuer’s ratio of total Indebtedness to Consolidated Cash Flow (as such terms are defined in the indenture governing the exchange notes) is greater than or equal to 2.5 to 1, the issuer must make an offer to purchase exchange notes with the greater of (i) 75% of the issuer’s excess cash flow (as defined in the indenture governing the exchange notes) and (ii) $30.0 million, for each semi-annual period ending June 30 and December 31, commencing June 30, 2011, at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In any semi-annual period in which such ratio is less than 2.5 to 1, the issuer must make an offer to purchase exchange notes with 50% of the issuer’s excess cash flow; provided that the issuer will not be required to make an excess cash flow offer in any semi-annual period referred to in this sentence if the excess cash flow for such semi-annual period is less than $5.0 million.

Certain Covenants	The indenture governing the exchange notes, among other things, limits the issuer’s and any future restricted subsidiaries’ ability and, in certain cases, the ability of parent to:

•	pay dividends, redeem subordinated indebtedness or make other restricted payments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur liens;

•	incur dividend or other payment restrictions affecting restricted subsidiaries;

•	consummate a merger, consolidation or sale of all or substantially all of their assets;

•	enter into transactions with affiliates;

•	transfer or sell assets;

•	engage in business other than their current business and reasonably related extensions thereof;

•	issue capital stock of certain subsidiaries; or

•	take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the exchange notes and the guarantees.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes – Certain Covenants.”

No Public Market	The notes are new issues of securities and there is currently no established market for them. Accordingly, a market for the notes, or, if issued, the exchange notes, may not develop, or if one does develop, it may not provide adequate liquidity. The initial purchasers advised us that they intend to make a market for the notes as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to do so and may discontinue any such market making activities without any notice.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical consolidated ratio of earning to fixed charges for the periods shown:

	Year ended December 31				Quarter Ended March 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	322.5x	—	—	—	—

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings were insufficient to cover fixed charges by $51.9 million, $12.5 million and $74.1 million for the years ended December 31, 2008, December 31, 2009 and December 31, 2010 and $15.1 million for the quarter ended March 31, 2011. We had no preferred shares outstanding as of the end of any of the periods shown.

Risk Factors

Investing in the exchange notes involves substantial risk. Please read “Risk Factors,” beginning on page 11 of this prospectus for a discussion of certain factors that you should consider before participating in the exchange offer.

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus before deciding to tender your old notes and participate in the exchange offer. Some of the following factors relate principally to our business and the industry in which we operate. Other factors relate principally to the exchange notes offered hereby. The risks and uncertainties described below are not intended to be exhaustive but represent the risks that we believe are material. Additional risks and uncertainties not presently known to us, or which we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results and could therefore affect your investment in the exchange notes.

Risk Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer those notes will be adversely affected.

We will only issue exchange notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to inform you of any defects or irregularities with respect to your tender of old notes. Please read “The Exchange Offer—Procedures for Tendering” and “Description of the Exchange Notes.”

If you do not exchange your old notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities.”

You may find it difficult to sell your exchange notes.

Although the exchange notes will be registered under the Securities Act, the exchange notes will not be listed on any securities exchange. Because there is no public market for the exchange notes, you may not be able to resell them.

We cannot assure you that an active market will exist for the exchange notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. If a market for the exchange notes develops, they may trade at a discount from their initial offering price. The trading market for the exchange notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the financial performance or prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes; and

•	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar volatility. Prospective investors in the exchange notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent parent and the issuer from fulfilling obligations under the notes.

As of March 31, 2011, after giving effect to the offering of the old notes and other related transactions, the issuer and the restricted subsidiaries, on a consolidated basis, had total senior indebtedness outstanding of approximately $1.2 billion consisting of the notes. As of March 31, 2011, parent and its subsidiaries, on a consolidated basis, had approximately $1.2 billion of senior indebtedness outstanding, consisting of the notes, the F3 Capital Note, and short-term debt. Subject to the restrictions in the indenture governing the notes, parent and the issuer may incur additional indebtedness. The high level of indebtedness of parent and the issuer could have important consequences for your investment in the notes and significant effects on the business of parent and the issuer. For example, the level of indebtedness of parent and the issuer and the terms of the related debt agreements may:

•

make it more difficult for parent and the issuer to satisfy their financial obligations under the notes, their other indebtedness and their contractual and commercial commitments and increase the risk that parent and the issuer may default on their debt obligations;

•

prevent parent and the issuer from raising the funds necessary to repurchase notes tendered to the issuer if there is a change of control or in connection with an excess cash flow offer which would constitute a default under the indenture governing the notes;

•

require parent and the issuer to use a substantial portion of their cash flow from operations to pay interest and principal on the notes and other debt, which would reduce the funds available for working capital, capital expenditures and other general corporate purposes;

•

limit the ability of parent and the issuer to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, or general corporate purposes, which may limit their ability to execute their business strategy;

•

heighten the vulnerability of parent and the issuer to downturns in their business, the industry or in the general economy and restrict parent and the issuer from exploiting business opportunities or making acquisitions;

•	place parent and the issuer at a competitive disadvantage compared to those of their competitors that may have proportionately less debt;

•	limit management’s discretion in operating their business;

•	limit the flexibility of parent and the issuer in planning for, or reacting to, changes in their business, the industry in which they operate or the general economy; and

•	result in higher interest expense if interest rates increase and parent and the issuer have outstanding floating rate borrowings.

Each of these factors may have a material and adverse effect on their financial condition and viability of parent and the issuer. The ability of parent and the issuer to make payments with respect to the notes and to satisfy their other debt obligations will depend on their future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting parent and the issuer and their industry, many of which are beyond their control.

Parent and the issuer may still be able to incur substantially more debt after the issuance of the notes. This could exacerbate the risks associated with their substantial leverage.

Parent and the issuer each may be able to incur substantial amounts of additional secured and unsecured indebtedness in the future, including debt under future credit facilities, some or all of which may be secured on a first priority basis and therefore would rank equally with the notes. As of March 31, 2011, after giving effect to the offering of the old notes, the issuer and the guarantors had the ability to incur additional indebtedness under the indenture governing the notes, including up to $25.0 million of additional indebtedness under any credit agreement that may be entered into by the issuer and the guarantors. Although the terms of the notes limit the ability of parent, the issuer, the restricted subsidiaries and the other guarantors to incur additional debt, these terms do not and will not prohibit them from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. For example, the indenture governing the notes allows the issuer to issue additional notes under certain circumstances, which additional notes will also be guaranteed by the guarantors and will share in the collateral that secures the notes and guarantees and allows the parent to issue convertible debt securities under certain circumstances. Parent and the issuer may also incur other additional indebtedness secured by liens that rank equal to those securing the notes in which case, the holders of that debt will be entitled to share equally with you in any proceeds distributed in connection with our winding up, insolvency, liquidation, reorganization or dissolution of the issuer. If parent, the issuer, the restricted subsidiaries or the other guarantors incur additional indebtedness, the related risks that parent and the issuer now face could intensify and could further exacerbate the risks associated with their substantial leverage.

Parent and the issuer may not be able to generate sufficient cash flow to meet their debt service and other obligations, including the notes, due to events beyond their control.

The ability of parent and the issuer to generate cash flows from operations and to make scheduled payments on or refinance their indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on the ability of parent’s subsidiaries, including the issuer, to generate cash in the future. The future financial performance of parent and its subsidiaries will be affected by a range of economic, financial, competitive, business and other factors that they cannot control, such as general economic and financial conditions in their industry, the economy generally or other risks summarized here. A significant reduction in operating cash flows could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on the business, financial condition, results of operations, prospects and the ability to service the debt and other obligations of parent and the issuer, including the notes. If parent or the issuer is unable to service their debt or to fund their other liquidity needs, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. If parent or the issuer raises additional debt, it would increase interest expense, leverage and operating and financial costs. Neither parent nor the issuer can assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the notes and other indebtedness of parent and the issuer or to fund their other liquidity needs. Reducing or delaying capital expenditures or selling assets could delay future cash flows. In addition, the terms of existing or future debt agreements, including the indenture governing the notes, may restrict us from adopting any of these alternatives.

The failure to generate sufficient cash flow or to achieve any of these alternatives could significantly adversely affect the value of the notes and the ability of parent and the issuer to pay amounts due under the notes. If for any reason parent or the issuer is unable to meet their debt service and repayment obligations, including under the notes, parent or the issuer, as applicable, would be in default under the terms of the agreements governing their indebtedness, which would allow creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights under their applicable debt agreements. Under these circumstances, lenders could compel parent or the issuer, as applicable, to apply all of their available cash to repay borrowings or they could prevent parent or the issuer from making payments on the notes. In addition, these lenders could then seek to such assets are collateral for the borrowings. If the amounts outstanding under existing and future debt agreements of parent or the issuer, including the notes, were to be accelerated, or were the subject of foreclosure actions, neither parent nor the issuer can assure you that their assets would be sufficient to repay in full the money owed to the lenders or to their other debt holders, including you as a noteholder.

Parent and the issuer are holding companies and are dependent upon cash flow from subsidiaries to meet their obligations.

Parent and the issuer currently conduct their operations through, most of their assets are owned by, and their operating income and cash flow are generated by, their subsidiaries. As a result, cash from their subsidiaries is the principal source of funds necessary to meet their obligations under the notes and any future debt service obligations. Contractual provisions or laws, as well as their subsidiaries’ financial condition and operating requirements, may limit their ability to obtain cash from subsidiaries that they require to meet their debt service obligations, including payments on the notes. Applicable tax laws may also subject such payments to them by their subsidiaries to further taxation.

The inability to transfer cash from their subsidiaries may mean that, even though they may have sufficient resources on a consolidated basis to meet their obligations they may not be permitted to make the necessary transfers from their subsidiaries to meet such obligations.

The indenture governing the notes imposes significant operating and financial restrictions on parent and the issuer that may prevent parent and the issuer from capitalizing on business opportunities and restrict their ability to take some actions.

The indenture governing the notes contains covenants that restrict the ability of parent and the issuer to take various actions, such as:

•	paying dividends, redeeming subordinated indebtedness or making other restricted payments;

•	incurring or guaranteeing additional indebtedness or, with respect to restricted subsidiaries or any other subsidiary guarantor, issuing preferred stock;

•	creating or incurring liens;

•	incurring dividend or other payment restrictions affecting restricted subsidiaries;

•	consummating a merger, consolidation or sale of all or substantially all their assets;

•	transferring or selling assets;

•	entering into transactions with affiliates;

•	engaging in business other than our current business and reasonably related extensions thereof;

•	issuing capital stock of certain subsidiaries; and

•	designating subsidiaries as unrestricted subsidiaries.

Parent and the issuer may be prevented from taking advantage of business opportunities that arise because of failure to meet certain ratios or because of the limitations imposed on them by the restrictive covenants under the indenture governing the notes. In addition, the restrictions contained in the indenture governing the notes may also limit the ability of parent and the issuer to plan for or react to market conditions, meet capital needs or otherwise restrict their activities or business plans and adversely affect their ability to finance their operations, enter into acquisitions, execute their business strategy, effectively compete with companies that are not similarly restricted or engage in other business activities that would be in the interest of parent and the issuer. In the future, parent and the issuer may also incur debt obligations that might subject them to additional and different restrictive covenants that could affect their financial and operational flexibility. Parent and the issuer cannot assure you that they will be granted waivers or amendments to these agreements if for any reason they are unable to comply with these agreements, or that they will be able to refinance their debt on acceptable terms or at all.

The ability of parent and the issuer to comply with these covenants will likely be affected by events beyond their control, and neither parent nor the issuer can assure you that they will satisfy those requirements. A breach of any of these provisions could result in a default under the existing and future debt agreements of parent or the issuer, including the indenture governing the notes, which could allow all amounts outstanding thereunder to be declared immediately due and payable. This would likely in turn trigger cross-acceleration and cross-default rights under the indenture governing the notes and the terms of our other indebtedness outstanding at such time. If the amounts outstanding under the notes or any other indebtedness outstanding at such time, were to be accelerated or were the subject of foreclosure actions, neither parent nor the issuer can assure you that their assets would be sufficient to repay in full the money owed to the lenders or to other debt holders, particularly because some of the assets of parent, including the Aquamarine Driller, is excluded from the collateral securing the notes.

The issuer may not be able to repurchase the notes with cash upon a change of control or in connection with an offer to repurchase the notes as a result of an asset sale or an excess cash flow offer as required by the indenture.

Upon the occurrence of a change of control (as defined in the indenture governing the notes), the issuer will be required to offer to repurchase all of the notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. In addition, in connection with certain asset sales and excess cash flow offers, we will be required to offer to repurchase the notes at a price equal to 100% of the principal amount, in the case of an asset sale offer, or 101% of the principal amount in the case of an excess cash flow offer, in each case, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. The issuer may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such an asset sale offer or excess cash flow offer. Any of the future debt agreements of parent or the issuer may also limit their ability to repurchase the notes until all such debt is paid in full. If the issuer fails to purchase the notes, it would be a default under the indenture, which would in turn likely trigger a default under our existing and any future debt agreements, including the Aquamarine term loan. In addition, the occurrence of a change of control may also constitute an event of default under our existing and any future debt agreements. In that event, parent or the issuer would need to cure or refinance the applicable debt agreements before making an offer to purchase. Moreover, the issuer and parent anticipate that any future credit facility may restrict, and any future indebtedness they incur may restrict, the ability of the issuer to repurchase the notes, including following a change of control. The issuer and parent may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase old notes may therefore require the issuer and parent to refinance other outstanding debt, which may not be able to be done on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of the issuer and parent.

Certain important corporate events, such as takeovers, recapitalizations, restructurings, mergers or similar transactions, may not constitute a change of control under the indenture governing the notes and thus would not permit the holders of the notes to require the issuer to repurchase the notes. In addition, the definition of change of control includes a phrase relating to the sale or other transfer of “all or substantially all” of the properties or assets of parent, the issuer and the restricted subsidiaries, taken as a whole, or issuer and the restricted subsidiaries, taken as a whole. There is no precise definition of this phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of parent, the issuer and the restricted subsidiaries, taken as a whole, or the issuer and the restricted subsidiaries, taken as a whole, and therefore it may be unclear as to whether a change of control has occurred and whether the holders of the notes have the right to require the issuer to repurchase such notes.

Additionally, the exercise by the holders of notes of their right to require the issuer to repurchase the notes upon an asset sale or excess cash flow offer could cause a default under our existing and any future debt agreements if the issuer is then prohibited by the terms of the applicable debt agreements from making the asset sale offer or excess cash flow offer under the indenture. In the event an asset sale occurs at a time when the issuer is prohibited from purchasing notes, the issuer could seek the consent of its other applicable lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain a consent or repay those borrowings, the issuer will remain prohibited from purchasing notes. In that case, the issuer’s failure to purchase tendered notes would constitute an event of default under the indenture, which would, in turn, likely constitute a default under the other indebtedness of the issuer and parent.

Not all of parent’s subsidiaries are restricted subsidiaries or guarantors of the notes, and parent is not subject to all of the covenants of the indenture.

Not all of parent’s subsidiaries are restricted subsidiaries under the indenture governing the notes and are not guarantors of the notes, which means that these excluded parent subsidiaries are not subject to the restrictive covenants and other provisions of the indenture and the collateral agreements. In addition, although parent has provided a guarantee of the notes, it is only subject to some covenants and other provisions of the indenture. For example, parent is not subject to the restricted payments and asset sales covenants. One consequence of this structure is that parent and these excluded parent subsidiaries may engage in transactions that increase their credit risk. Parent may also engage in certain transactions otherwise limited by the indenture and, as a result, parent’s guarantee would not be as strong as it otherwise would be absent such transactions. In addition, in the event of a liquidation, insolvency, bankruptcy or foreclosure relating to these excluded parent subsidiaries, the holders of the notes may only have recourse to the assets of these companies by virtue of parent’s guarantee and parent’s ownership of the equity of these companies, which means the holders of the notes will be effectively or structurally subordinated to holders of debt and other senior ranking instruments of these companies. As a result, holders of notes will only be able to look to the issuer, the restricted subsidiaries and any other subsidiary guarantors, as supported by parent’s guarantee, as the credit structure supporting the notes.

There may not be sufficient collateral to pay all or any portion of the notes.

The notes and the guarantees are secured by first priority liens on the Topaz Driller, the Emerald Driller, the Sapphire Driller, the Aquamarine Driller and the Platinum Explorer. The notes and the guarantees are also secured by certain other of the issuer’s and the guarantors’ (other than parent’s) assets, subject to certain exceptions and permitted liens, and by a pledge of stock of the issuer and the guarantors (other than parent).

Neither parent nor the issuer can assure you that the value of the collateral securing the notes and the guarantees would be sufficient to pay any amounts due under the notes following their acceleration. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. If the issuer or any guarantor enters into a credit agreement, the collateral may be shared on a pari passu basis with some of the credit facility obligations.

With respect to some of the collateral securing the notes and the guarantees, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third party consents, paying court fees that may be based on the principal amount of the notes and making additional filings. If we are unable to obtain these consents, pay such fees or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents, fee payments or filings can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents, fees and filings, be limited.

In the event of a foreclosure, liquidation, bankruptcy or a similar proceeding, neither the issuer nor parent can assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations under the notes, in full or at all, after first satisfying the obligations in full under contractually senior claims or other claims that may have legal priority over the holders of the notes. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets of parent and the issuer and, in the context of a bankruptcy case by or against parent and the issuer, the holders of the notes may not be entitled to receive interest payments or reasonable fees, costs or charges due under the notes, and may be required to repay any such amounts already received by such holder.

In addition, the liens on all of the collateral that secures the notes may not be properly perfected. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes, the guarantees and the obligations under the notes will rank equally in right of payment with all of our unsecured senior indebtedness and other obligations, including trade payables.

To the extent that third parties in the future may also enjoy first priority liens on a pari passu basis (and, subject to the possible future intercreditor agreement, may rank senior to the notes in effect in some respects), such third parties may have rights and remedies with respect to the collateral subject to such liens that, if exercised, could adversely affect the value of the collateral. The indenture governing the notes does not require that parent and the issuer maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. The indenture governing the notes allows parent and the issuer to incur debt in addition to the notes that may be secured (mainly with respect to letters of credit, hedging arrangements, capital leases, mortgage financings and purchase money indebtedness) by the same collateral that secures the notes on a pari passu basis with the notes (and, subject to the possible future intercreditor agreement, may rank senior to the notes in effect in some respects). Thus, the incurrence of this debt may have the effect of diluting your ability to recover payment in full from the then existing pool of collateral. Releases of collateral from the liens securing the notes will be permitted under some circumstances and may not require the collateral to be replaced.

The collateral is subject to casualty risks.

Parent and the issuer are obligated under the indenture and collateral agreements governing the notes to maintain adequate insurance or otherwise insure against hazards as is customarily done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate parent and the issuer fully for the loss of the collateral. If there is a total or partial loss of any of the pledged collateral, neither parent nor the issuer can assure you that any insurance proceeds received by them or any of the guarantors will be sufficient to satisfy all of their secured obligations, including the notes.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes and the guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against parent or the issuer prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the holders of the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, and whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Additionally, the trustee’s ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the trustee’s security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if the issuer or parent became a debtor in a bankruptcy case. While U.S. bankruptcy law generally invalidates provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that the issuer or parent become subject to a U.S. bankruptcy proceeding.

There also can be no assurance that courts outside of the United States would recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy proceeding against the issuer or any of the guarantors with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in any foreign jurisdiction in which the issuer or any of the guarantors are organized. The rights of the trustee to enforce remedies may be significantly impaired by the restructuring or liquidation provisions of applicable jurisdictional bankruptcy laws, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to the issuer or parent. Further, the holders of the notes may receive in exchange for their claims a recovery that could be substantially less than the amounts of their claims (potentially even nothing), and any such recovery might consist of illiquid securities.

Any future pledge of collateral may be avoidable in bankruptcy.

Any future pledge of collateral in favor of the trustee or collateral agent, including pursuant to security documents delivered after the date of the indenture governing the notes, may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if:

•	the pledgor is insolvent at the time of the pledge;

•	the pledge permits the holder of the notes to receive a greater recovery than if the pledge had not been given; and

•	a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

A financial failure by parent, the issuer or any of parent’s other subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by parent, the issuer or any of parent’s other subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate parent, the issuer and some or all of parent’s other subsidiaries. If a bankruptcy court substantively consolidated parent, the issuer and some or all of parent’s other subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. Such a ruling would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, a forced restructuring of the notes could occur through the “cramdown” provisions of the U.S. Bankruptcy Code. Under those provisions, the notes could be restructured over holders’ objections as to their interest rate, maturity and other general terms.

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect liens on the collateral or on collateral acquired in the future.

The failure to properly perfect liens on the collateral could adversely affect the collateral agent’s ability to enforce its rights with respect to the collateral for the benefit of the holders of the notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that the issuer or parent will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee and the collateral agent for the notes have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the notes against third parties.

If the issuer, parent or any future guarantors were to become subject to a bankruptcy proceeding after the issue date of the notes, any liens recorded or perfected after the issue date of the notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. If a lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the notes. Accordingly, if the issuer, parent or any future guarantors were to file for bankruptcy after the issue date of the notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the notes may be especially subject to challenge as a result of having been delivered after the issue date of the notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

In addition, the Panamanian recording procedure that governs the part of the collateral that constitute Panamanian ship mortgages provides for a provisional registration of the Panamanian ship mortgages with the Panamanian ship registry valid for a six-month period. Prior to the end of that six-month period, the Panamanian ship mortgages must be translated into Spanish and protocolized by a Panamanian notary in order to be permanently registered with the Panamanian ship registry with a priority relation-back date to the date of the provisional registration. We are responsible for the permanent registration of the Panamanian ship mortgages in Panama, and if we fail to complete that permanent registration within the six-month period, the security constituted by the Panamanian ship mortgages will lapse and will no longer be valid or enforceable.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without holders’ consent or the consent of the trustee under the indenture governing the notes.

Under various circumstances, some of the collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes;

•	with respect to a contract unwind trigger (as such term is defined in the indenture governing the notes);

•	with respect to the collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•	to the extent required in accordance with any intercreditor agreement; and

•	to the extent we have defeased or satisfied and discharged the indenture governing the notes.

In addition, a guarantee will be automatically released in connection with a sale of such guarantor or a sale of all or substantially all of the assets of that guarantor, in each case, in a transaction not prohibited under the indenture governing the notes. The indenture governing the notes also permits the board of directors of parent to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If the board of directors of parent designates a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes. Designations of any unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have claims to the assets of the unrestricted subsidiary and its subsidiaries that are senior to any claims of the holders of notes.

Foreclosing on the collateral located outside the United States may be difficult due to the laws of certain jurisdictions.

Most or all of the collateral securing the notes is located outside of the United States. If the issuer defaults under the indenture or if a guarantor defaults under its guarantee, the holders of a majority of the aggregate principal amount of the notes may direct the trustee to instruct the collateral agent to bring a foreclosure action against the defaulting party. We cannot assure you that the collateral or the guarantors will be located in a jurisdiction having effective or favorable foreclosure procedures and lien priorities. Any foreclosure proceedings could be subject to lengthy delays resulting in increased custodial costs, deterioration in the condition of the collateral and substantial reduction of the value of such collateral. In addition, some jurisdictions may not provide a legal remedy for the enforcement of mortgages on the collateral.

Our vessels that are part of the collateral will be operated by us worldwide, as our business demands. Consequently, the respective laws of each jurisdiction where a vessel is actually located at the time the noteholder collateral agent may seek to enforce the ship mortgage will govern the foreclosure proceedings and distribution of proceeds. Such laws may vary significantly from jurisdiction to jurisdiction. Furthermore, all or some of those laws and procedures may be less favorable to mortgagees than those in other jurisdictions and may be less favorable than those applicable in the United States. The costs of enforcement in foreign jurisdictions, particularly if proceedings are ongoing simultaneously against vessels in different jurisdictions, can be high and can include fees based on the face amount of the mortgage(s) being enforced. Foreign court proceedings can also be slow and have unexpected procedural hurdles. Priorities accorded maritime lien claims and ship mortgages can vary in foreign jurisdictions, and some jurisdictions prefer certain local claimants (such as local suppliers of operating necessaries) to foreign claimants, such as the noteholder agent or mortgagee.

Consequently there are no assurances that the noteholder collateral agent will be able to enforce any one or more of the ship mortgages covering vessels that are located outside the United States.

U.S. federal, state and foreign fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.

U.S. federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) the issuer or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) the issuer or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	the issuer or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	the issuer or any of the guarantors intended to, or believed that the issuer or such guarantor would, incur debts beyond the issuer’s or such guarantor’s ability to pay such debts as they mature; or

•

the issuer or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against the issuer or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that the issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if the issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

The issuer cannot be certain as to the standards a court would use to determine whether or not it or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the other debt of the issuer or of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of the issuer or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to other debt of parent and its subsidiaries that could result in acceleration of such debt.

Although each guarantee entered into by a guarantor contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, different or additional fraudulent conveyance laws may exist in foreign jurisdictions which could result in the liens being avoided.

If the guarantees by the subsidiary guarantors are not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

The notes currently have no established trading market, and an active trading market may not develop for the notes, which could affect the liquidity and value of the notes and you may not be able to sell the notes readily, or at all, or at or above the price that you paid.

The notes constitute a new issue of securities with no established trading market for them. The issuer has not applied, and does not intend to apply, for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The initial purchasers have advised parent and the issuer that they intend to make a market in the notes, but are not obligated to do so and may discontinue any market making in the notes at any time, in their sole discretion. Even with this prospectus, parent and the issuer cannot assure you that an active trading market will develop for the notes, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, parent’s and the issuer’s credit ratings, parent’s and the issuer’s operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, parent and the issuer cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	the operating performance and financial condition or prospects of parent and the issuer;

•	the prospects for companies in the industry of parent and the issuer generally;

•	the number of holders of the notes;

•	prevailing interest rates;

•	the interest of securities dealers in making a market for them;

•	the market for similar securities and the overall securities market; and

•	the ability of the issuer to complete the offer to exchange the notes.

In addition, the market for non-investment grade debt has historically been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which you may sell your notes or the exchange notes, if they are issued. In addition, subsequent to their initial issuance, the notes may trade at a discount from the initial offering price, depending on the prevailing interest rates, the market for similar notes, our performance and other factors, many of which are beyond our control. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

The trading prices for the notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.

The notes are, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service, Inc., or Moody’s, Standard & Poor’s Rating Services, or S&P, and other independent rating agencies. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the notes or our debt by Moody’s and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the notes.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes or the exchange notes, if they are issued, develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

The issuer, parent and any future guarantors could incur additional secured indebtedness in the future on a pari passu basis with the notes.

The indenture governing the notes permits the issuer, parent and any future guarantors of the notes to incur additional indebtedness secured by a lien on the collateral that secures the notes, including letters of credit and hedging arrangements. If the issuer, parent or any of their future restricted subsidiaries incur in the future any additional indebtedness that is secured on a pari passu basis with the notes, the holders of that debt and the counterparties to hedging arrangements will be entitled to share ratably with the holders of the notes in any proceeds of such shared collateral distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the issuer and the parent, subject to the terms of the possible future intercreditor agreement which provides that holders of letters of credit may rank senior to the notes in effect in some respects.

Foreclosing on collateral that is easily transported may be difficult.

The Topaz Driller, the Emerald Driller, the Sapphire Driller, the Aquamarine Driller and the Platinum Explorer are highly mobile and may be located in international waters outside the jurisdiction of any court. This may make it difficult for the collateral agent to bring a successful foreclosure action against such collateral because it may be difficult for the collateral agent or officials of the applicable government or agency to physically seize such collateral and engage in a foreclosure sale.

Maritime liens may arise and take priority over the liens securing the notes.

The laws of various jurisdictions in which the Topaz Driller, the Emerald Driller, the Sapphire Driller, the Aquamarine Driller and the Platinum Explorer may operate may give rise to the existence of maritime liens which may take priority over the ship mortgages and other liens securing the notes and the guarantees. Such liens may arise in support of, among other things, claims by unpaid ship repairers remaining in possession of such collateral, claims for salvage, claims for damage caused by a collision, claims for seamen’s wages and other employment benefits and claims for pilotage, as well as potentially claims for necessary goods and services supplied to such collateral. This list should not be regarded as definitive or exhaustive, as the categories of claims giving rise to maritime liens, and the ranking of such liens, vary from one jurisdiction to another. Maritime liens can attach without any court action, notice, registration or documentation and accordingly their existence cannot necessarily be identified.

Because the issuer and parent are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Both the issuer and parent are exempted companies incorporated with limited liability under the laws of the Cayman Islands, and substantially all of their assets are located outside the United States. In addition, most of parent’s directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. Further, enforcement of the note guarantees issued and the collateral pledged may be subject to certain limitations under Cayman Islands law. As a result, it may be difficult for holders of notes to effect service of process within the United States upon parent’s directors or executive officers, or enforce judgments obtained in the U.S. courts against parent’s directors or executive officers.

The corporate affairs of parent and the issuer are governed by their memorandum and articles of association, the Companies Law (2009 Revision) (as the same may be supplemented or amended from time to time), or the Companies Law, and the common law of the Cayman Islands. The rights of holders of the notes to take action against directors, actions by minority shareholders and the fiduciary responsibilities of directors under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of shareholders and the fiduciary responsibilities of directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of corporate laws thus providing significantly less protection to investors as compared to the United States, and some states, such as Delaware, which have more fully developed and judicially interpreted bodies of corporate law.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against parent and the issuer judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against parent and the issuer, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without re-examination of the merits at common law, provided such judgment:

•	is final and conclusive;

•	is one in respect of which the federal court of the United States had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

•	is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-monetary relief; and

•	was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

Risks Related to our Business and Industry

Our business is difficult to evaluate due to our limited operating history and our prospects will be dependent on our ability to meet a number of challenges.

We have a limited operating history. Our business is difficult to evaluate due to a lack of operational history and our prospects will be dependent on our ability to meet a number of challenges. Because we have a limited operating history, you may not be able to evaluate our future prospects accurately. Our prospects will be primarily dependent on our ability to maintain customer drilling contracts for our drilling units and other factors. If we are not able to successfully meet these challenges, our prospects, business, financial condition and results of operations would be materially adversely affected.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a few customers. During the fiscal year ended December 31, 2010, four customers accounted for approximately 26%, 21%, 13% and 11%, respectively, of our revenue. Our financial condition and results of operations could be materially adversely affected if any one of these customers interrupt or curtail their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers could materially adversely affect our financial condition and results of operations.

We are exposed to the credit risks of our key customers, including certain affiliated companies, and certain other third parties, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers, including certain companies owned by or associated with our affiliates. As of March 31, 2011, affiliates of F3 Capital had a prefunding obligation of approximately $16.7 million, as required under the construction supervision agreement for equipment purchases and other direct costs for the Dragonquest expected to be incurred in April 2011 and May 2011. In addition, under the construction supervision contract for the Cobalt Explorer, a drillship for which construction was suspended in June 2009, F3 Capital owes us approximately $3.0 million for services rendered in 2009 before the suspension of this contract. In May 2011, we issued a demand letter regarding payment of the overdue amount. Any material nonpayment or nonperformance by these entities, other key customers and certain other third parties could adversely affect our financial position, results of operations and cash flows. If any key customers or other parties default on their obligations to us, our financial results and condition could be adversely affected. Furthermore, some of these customers and other parties may be highly leveraged and subject to their own operating and regulatory risks.

A material or extended decline in expenditures by oil and natural gas exploration and production companies due to a decline or volatility in oil and natural gas prices, a decrease in demand for oil and natural gas, or other factors, would adversely affect our business.

Our business, including the utilization rates and dayrates we achieve for our owned and managed drilling units, depends on the level of activity in oil and natural gas exploration, development and production expenditures of our customers. Oil and natural gas prices and customers’ expectations of potential changes in these prices significantly affect this level of activity. Commodity prices are affected by numerous factors, including the following:

•	changes in global economic conditions;

•	the worldwide demand for oil and natural gas;

•	the cost of exploring for, producing and delivering oil and natural gas;

•	expectations regarding future prices;

•	advances in exploration, development and production technology;

•	the ability of OPEC to set and maintain production levels and pricing;

•	the availability and discovery rate of new oil and natural gas reserves in offshore areas;

•	the rate of decline of existing and new oil and natural gas reserves;

•	the level of production in non-OPEC countries;

•	domestic and international tax policies and governmental regulations;

•	the development and exploitation of alternative fuels;

•	weather;

•	blowouts and other catastrophic events;

•	the policies of various governments regarding exploration and development of their oil and natural gas reserves; and

•

the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in significant oil and natural gas producing regions or further acts of terrorism.

Oil and natural gas prices were at historically high levels until experiencing a sharp decline during the second half of 2008 and the first quarter of 2009. Although oil prices have recovered significantly, the 2008 decline in commodity prices caused companies exploring for and producing oil and natural gas to cancel or curtail drilling programs, or reduce their levels of capital expenditures for exploration and production. Additionally, until recently, Gulf of Mexico drilling activity has been limited due to regulatory restrictions following the Macondo blowout in early 2010. A prolonged decline in demand for drilling services may materially erode dayrates and utilization rates for drilling units, which would adversely affect our business, financial condition and results of operations and could have a significant negative impact on the market price of our securities.

Our jackup drilling contracts are generally short-term, and we could experience reduced profitability if customers reduce activity levels, terminate or seek to renegotiate drilling contracts with us, or if market conditions dictate that we enter into contracts that provide for payment based on a footage or turnkey basis, rather than on a dayrate basis.

Many jackup drilling contracts are short-term, and oil and natural gas companies tend to reduce activity levels quickly in response to downward changes in oil and natural gas prices. Due to the short-term nature of most of our jackup drilling contracts, a decline in market conditions can quickly affect our business if customers reduce their levels of operations. During depressed market conditions, a customer may no longer need a unit that is currently under contract or may be able to obtain a comparable unit at a lower dayrate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, our customers may have the right to terminate, or may seek to renegotiate, existing contracts if we experience downtime, operational problems above the contractual limit or safety-related issues, if the drilling unit is a total loss, if the drilling unit is not delivered to the customer within the period specified in the contract or in other specified circumstances, which include events beyond the control of either party.

Some of our current jackup drilling contracts, and some drilling contracts that we may enter into in the future, may include terms allowing customers to terminate contracts without cause, with little or no prior notice and without penalty or early termination payments. In addition, we could be required to pay penalties, which could be material, if some of these contracts are terminated due to downtime, operational problems or failure to deliver. Some of the contracts with customers that we enter into in the future may be cancellable at the option of the customer upon payment of a penalty, which may not fully compensate us for the loss of the contract. Early termination of a contract may result in a drilling unit being idle for an extended period of time. The likelihood that a customer may seek to terminate a contract is increased during periods of market weakness. Under most of our contracts, it is an event of default if we file a petition for bankruptcy or reorganization, which would allow the customer to terminate such contract.

Currently, our drilling contracts are dayrate contracts, where we charge a fixed rate per day regardless of the number of days needed to drill the well. While we plan to continue to perform services on a dayrate basis, market conditions may dictate that we enter into contracts that provide for payment based on a footage basis, where we are paid a fixed amount for each foot drilled regardless of the time required or the problems encountered in drilling the well, or enter into turnkey contracts, whereby we agree to drill a well to a specific depth for a fixed price and bear some of the well equipment costs. These types of contracts are riskier for us than a dayrate contract as we would be subject to downhole geologic conditions in the well that cannot always be accurately determined and subject us to greater risks associated with equipment and downhole tool failures. Unfavorable downhole geologic conditions and equipment and downhole tool failures may result in significant cost increases or may result in a decision to abandon a well project which would result in us not being able to invoice revenues for providing services. Any such termination or renegotiation of contracts and unfavorable costs increases or loss of revenue could have a material adverse impact on our financial condition and results of operations.

A downturn in worldwide economic conditions could have a material adverse effect on our revenue and profitability.

Our business is sensitive to changes in oil and natural gas prices and the worldwide demand for energy, which in turn is dependent on changes in worldwide economic conditions. For example, a slowdown in economic activity during the recession of 2008 to 2009 initially reduced worldwide demand for energy and resulted in lower oil and natural gas prices. Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined dramatically to approximately $87 per barrel at year-end 2010. During 2010, the benchmark for crude prices fluctuated between the mid $60’s per barrel and high $80’s per barrel. However, recently oil prices have risen to exceed $100 per barrel. Another significant downturn in worldwide economic conditions could result in depressed demand for oil and natural gas, which may cause oil and natural gas production companies to reduce or delay expenditures in order to reduce costs. In this event, demand for our drilling services may be reduced, which could have a material adverse effect on our revenue and profitability.

Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Failure to obtain delivery of the Dragonquest may have a material and adverse effect on our business.

We have secured a drilling contract for the Dragonquest, which we are supervising the construction of for an affiliate of F3 Capital. We are not a party to the construction contract for this drilling unit and do not have control over any agreements between the owner and the shipyard. If this unit is not completed, completed in a timely manner, delivered to us upon completion of construction or acceptable to our customer, or if we are unable to deliver this unit or an acceptable replacement, our drilling contract may be cancelled and/or we may be required to pay damages to our customer, and our business, financial condition, results of operations and future prospects could be materially adversely affected.

Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our liquidity and results of operations.

As part of our growth strategy we may contract from time to time for the construction of drilling units or may enter into agreements to manage the construction of drilling units for others. Construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

•	unexpected long delivery times for, or shortages of, key equipment, parts and materials;

•	shortages of skilled labor and other shipyard personnel necessary to perform the work;

•	unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

•	unforeseen design and engineering problems;

•	unanticipated actual or purported change orders;

•	work stoppages;

•	latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

•	failure or delay of third-party service providers and labor disputes;

•	disputes with shipyards and suppliers;

•	delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

•	financial or other difficulties at shipyards;

•	adverse weather conditions; and

•	inability to obtain required permits or approvals.

If we experience delays and costs overruns in the construction of drilling units due to certain of the factors listed above, it could also adversely affect our business, financial condition and results of operations. Although we currently do not have any drilling units under construction, we are managing the construction of the Dragonquest, which we will operate upon completion of construction and is scheduled for delivery to Petrobras in the third quarter of 2011. Delays in the delivery of this unit would result in the delay in contract commencement, resulting in a loss of revenue to us, and may also cause the customer to terminate or shorten the term of the drilling contract for the unit pursuant to applicable late delivery clauses. In the event this unit is not completed on a timely basis, we may not be able to secure a replacement unit that is acceptable to the customer.

Our industry is highly competitive, cyclical and subject to intense price competition. Due to our limited operating history, we may be at a competitive disadvantage.

The offshore contract drilling industry is highly competitive, and contracts have traditionally been awarded on a competitive bid basis. The technical capabilities, availability and pricing of a drilling unit are often the primary factors in determining which qualified contractor is awarded a job. Other key factors include a contractor’s reputation for service, safety record, environmental record, technical and engineering support and long-term relationships with major, national and independent oil and natural gas companies. Our competitors in the offshore contract drilling industry, generally have larger, more diverse fleets, longer operating histories with established safety and environmental records over a measurable period of time and long-term relationships with customers. This provides our competitors with competitive advantages that may adversely affect our efforts to contract our drilling units on favorable terms, if at all, and correspondingly negatively impact our financial position and results of operations. Additionally, we are at a competitive disadvantage to those competitors that are better capitalized because they are in a better position to withstand the effects of a downturn in our industry.

The offshore contract drilling industry, historically, has been highly cyclical with periods of high demand, limited supply and high dayrates alternating with periods of low demand, excess supply and low dayrates. Many offshore drilling units are highly mobile. Competitors may move drilling units from region to region in response to changes in demand. It is currently estimated that 57 newly constructed jackup rigs will be entered into service between now and December 2012 and that 22 deepwater rigs are scheduled for delivery through 2012. This could result in an excess supply of rigs in the markets in which we operate, which could in turn put pricing pressure on dayrates. Periods of low demand and excess supply intensify competition in the industry and often result in some drilling units becoming idle for long periods of time. Our limited operating history may put us at a competitive disadvantage and, as a result, our drilling units may become idle. Prolonged periods of low utilization and dayrates, or extended idle time, could result in the recognition of impairment charges on our drilling units if cash flow estimates, based upon information available to management at the time, indicate that the carrying value of the drilling units may not be recoverable.

There may be limits to our ability to mobilize drilling units between geographic markets and the time and costs of such drilling unit mobilizations may be material to our business.

The offshore contract drilling market is generally a global market as drilling units may be mobilized from one geographic market to another. However, geographic markets can, from time to time, have material fluctuations in costs and risks as the ability to mobilize drilling units can be impacted by several factors including, but not limited to, governmental regulation and customs practices, the significant costs to move a drilling unit, availability of tow boats, weather, political instability, civil unrest, military actions, and the technical capability of the drilling units to operate in various environments. Any increase in the supply of drilling units in the geographic areas in which we operate, whether through new construction, refurbishment or conversion of drilling units from other uses, remobilization or changes in the law or its application, could increase competition and result in lower dayrates and/or utilization, which would adversely affect our financial position, results of operations and cash flows. Additionally, while a drilling unit is being mobilized from one geographic market to another, we may not be paid by the customer for the time that the drilling unit is out of service. Also, we may mobilize the drilling unit to another geographic market without a customer contract which will result in costs not reimbursable by future customers.

Our business involves numerous operating hazards, and our insurance and contractual indemnity rights may not be adequate to cover our losses.

Our operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings, fires and pollution. The occurrence of these events (such as events similar to the 2010 incident in the U.S. Gulf of Mexico involving the Macondo well) could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling unit personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling unit personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

In addition, our operations will be subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Severe weather could have a material adverse effect on our operations. Our drilling units could be damaged by high winds, turbulent seas, or unstable sea bottom conditions which could potentially cause us to curtail operations for significant periods of time until such damages are repaired.

Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by host governments, oil and natural gas companies and other businesses operating offshore and in coastal areas, as well as claims by individuals living in or around coastal areas.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Our offshore drilling operations could be adversely impacted by the Macondo well incident and the resulting changes in regulation of offshore oil and gas exploration and development activity.

In May 2010, the U.S. Department of the Interior implemented a six-month moratorium/suspension on certain drilling activities in water depths greater than 500 feet in the U.S. Gulf of Mexico. The U.S. Department of the Interior subsequently issued NTL’s implementing additional safety and certification requirements applicable to drilling activities in the U.S. Gulf of Mexico, imposed additional requirements with respect to development and production activities in the U.S. Gulf of Mexico and has delayed the approval of applications to drill in both deepwater and shallow-water areas. On July 12, 2010, the U.S. Department of the Interior issued a revised moratorium/suspension on drilling in the U.S. Gulf of Mexico, which was lifted on October 12, 2010 after the adoption on September 30, 2010 of new regulations relating to the design of wells and testing of the integrity of wellbores, the use of drilling fluids, the functionality and testing of well control equipment, including blowout preventers, and other safety regulations.

As a condition to lifting the moratorium, the Bureau of Ocean Energy Management, Regulation and Enforcement (the “BOEM”) was directed to require that each operator demonstrate that it has in place written and enforceable commitments that ensure that containment resources are available promptly in the event of a blowout and that the Chief Executive Officer of each operator certify to the BOEM that the operator has complied with applicable regulations. Before deepwater drilling in the United States is fully resumed, the BOEM intends to conduct inspections of each deepwater drilling operation for compliance with regulations, including but not limited to the testing of blowout preventers. It is unclear when these requirements will be satisfied, due in part to the limited staffing of the BOEM, although the agency recently approved the first deepwater drilling permit since lifting the drilling moratorium.

Currently we do not have operations in the U.S. Gulf of Mexico. However, the Dragonquest, which we will operate upon completion of construction, is currently scheduled to commence drilling operations in the U.S. Gulf of Mexico in the fourth quarter of 2011 for Petrobras. We are in the process of obtaining the necessary permit for these operations. We cannot assure that we will receive a permit for these operations in the U.S. Gulf of Mexico, which could result in the termination of this contract and could have a material and adverse effect on our business, financial condition and results of operations.

At this time, we cannot predict the full impact of the Macondo well incident and resulting changes in the regulation of offshore oil and gas exploration and development activity on our operations or contracts or what actions may be taken by our customers, other industry participants or the U.S. or other governments in response to the incident. Further legislative or regulatory enactments may impose new requirements for well control and blowout prevention equipment that could increase our costs and cause delays in our operations due to unavailability of associated equipment. These changes, including the responses to them by our competition which may have more financial resources that us, may have a negative impact on our business and results of operations.

Customers may be unable or unwilling to indemnify us.

Consistent with standard industry practice, our customers generally assume liability for and indemnify us against well control and subsurface risks under our dayrate contracts, and we do not separately purchase insurance for such indemnified risks. These risks are those associated with the loss of control of a well, such as blowout or cratering (for example, the recent incident in the U.S. Gulf of Mexico involving the Macondo well), the cost to regain control or redrill the well and associated pollution. In the future, we may not be able to obtain agreements from customers to indemnify us for such damages and risks or the indemnities that we do obtain may be limited in scope and duration. Additionally, even if our customers agree to indemnify us, there can be no assurance that they will necessarily be financially able to indemnify us against all of these risks.

Our insurance coverage may not be adequate if a catastrophic event occurs.

As a result of the number and significance of catastrophic events in the offshore drilling industry in recent years, such as hurricanes and spills in the Gulf of Mexico, insurance underwriters have increased insurance premiums and increased restrictions on coverage and have made other coverages, such as Gulf of Mexico windstorm coverage, unavailable.

While we believe we have reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability, and business interruption insurance, including coverage for severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, would be adequate should a catastrophic event occur related to our property, plant or equipment, or that our insurers would have adequate financial resources to sufficiently or fully pay related claims or damages. When any of our coverage expires, or when we seek coverage in the future, we cannot guarantee that adequate coverage will be available, offered at reasonable prices, or offered by insurers with sufficient financial soundness. The occurrence of an incident or incidents affecting any one or more of our drilling units could have a material adverse effect on our financial position and future results of operations if asset damage and/or our liability were to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay related claims or damages.

Our international operations are subject to additional political, economic, and other uncertainties not generally associated with domestic operations.

A primary component of our business strategy is to operate in international oil and natural gas producing areas. Our international operations are subject to a number of risks inherent in any business operating in foreign countries, including:

•	political, social and economic instability, war and acts of terrorism;

•	potential seizure, expropriation or nationalization of assets;

•	damage to our equipment or violence directed at our employees, including kidnappings;

•	piracy;

•	increased operating costs;

•	complications associated with repairing and replacing equipment in remote locations;

•	repudiation, modification or renegotiation of contracts;

•	limitations on insurance coverage, such as war risk coverage in certain areas;

•	import-export quotas;

•	confiscatory taxation;

•	work stoppages;

•	unexpected changes in regulatory requirements;

•	wage and price controls;

•	imposition of trade barriers;

•	imposition or changes in enforcement of local content laws;

•	restrictions on currency or capital repatriations;

•	currency fluctuations and devaluations; and

•	other forms of government regulation and economic conditions that are beyond our control.

Our financial condition and results of operations could be susceptible to adverse events beyond our control that may occur in the various countries or regions in which we are active. Additionally, we may experience currency exchange losses where, at some future date, revenues are received and expenses are paid in nonconvertible currencies or where we do not hedge exposure to a foreign currency. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available in the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

Many governments favor, or effectively require, that drilling contracts be awarded to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may result in inefficiencies or put us at a disadvantage when bidding for contracts against local competitors.

Our offshore contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and natural gas exploration and development, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of drilling units and other equipment. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems which are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we currently operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, any operations and activities in the United States and its territorial waters will be subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and even criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations. It is also possible that existing and proposed conventions, laws, regulations and standards related to climate change and emissions of “greenhouse gases” may in the future add significantly to our operating costs or limit our activities and levels of capital spending by our customers. Laws and regulations protecting the environment have generally become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with laws and regulations.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or prescribes new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. As a result of the Macondo incident in the U.S. Gulf of Mexico, the U.S. Congress is currently considering bills to repeal federal caps on liability for pollution or contamination under the Oil Pollution Act of 1990. Even if these caps are not repealed, future bills and regulations may increase our liability for pollution or contamination resulting from any operations and activities we may have in the United States and its territorial waters including punitive damages, civil and criminal penalties. Although we are contracted to operate the Dragonquest in the U.S. Gulf of Mexico upon completion of construction, currently we have no operations in the U.S. Gulf of Mexico; however, other jurisdictions where we operate may also modify their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

New technology and/or products may cause us to become less competitive.

The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage. Further, we may face competitive pressure to implement or acquire certain new technologies at a substantial cost. Some of our competitors have greater financial, technical and personnel resources that may allow them to access technological advantages and implement new technologies before we can. We cannot be certain that we will be able to implement new technology or products on a timely basis or at an acceptable cost. Thus, our inability to effectively use and implement new and emerging technology may have a material and adverse effect on our financial condition and results of operations.

Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our drilling operations is an important component of our business strategy. We believe that acquisition opportunities may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing shareholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Any future acquisitions could present a number of risks, including:

•	the risk of using management time and resources to pursue acquisitions that are not successfully completed;

•	the risk of incorrect assumptions regarding the future results of acquired operations;

•	the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and

•	the risk of diversion of management’s attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

Operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

We do not expect operating and maintenance costs to necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrates. However, costs for operating a drilling unit are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should the drilling units incur idle time between contracts, we would typically maintain the crew to prepare the drilling unit for its next contract and would not reduce costs to correspond to the decrease in revenue. During times of moderate activity, reductions in costs may not be immediate as the crew may be required to prepare the drilling units for stacking, after which time the crew will be reduced to a level necessary to maintain the drilling unit in working condition with the extra crew members assigned to active drilling units or dismissed. In addition, as drilling units are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. Equipment maintenance expenses fluctuate depending upon the type of activity the drilling unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Because the issuer does not have any independent officers, it will rely upon officers and affiliates of parent to identify and evaluate its prospective drilling contracts.

The issuer does not have any employees and will rely entirely on parent’s employees to manage its business and operate its assets. Parent and its affiliates are not obligated to present issuer with potential drilling contracts and are not restricted from competing with the issuer for potential contracts or other future assets not securing the notes. Because parent controls the issuer and all of the other prospective guarantors, the issuer will not be able to pursue or enter into any contract unless parent causes it to do so.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

We are still exposed to potential risks from the requirement that we evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

We have evaluated our internal controls systems in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required to comply with the management certification requirements of, and preparing for the auditor attestation under, Section 404. As a result, we have incurred additional expenses and a diversion of management’s time. While we have been able to fully implement the requirements relating to internal controls and all other aspects of Section 404 in a timely fashion, we cannot be certain that our internal control over financial reporting will be adequate in the future to ensure compliance with the requirements of the Sarbanes-Oxley Act. If we are not able to maintain adequate internal control over financial reporting, we may be susceptible to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our securities.

Changes in tax laws, treaties or regulations, effective tax rates or adverse outcomes resulting from examination of our tax returns could adversely affect our financial results.

Our future effective tax rates could be adversely affected by changes in tax laws, treaties and regulations, both internationally and domestically. Tax laws, treaties and regulations are highly complex and subject to interpretation. We are subject to changing tax laws, treaties and regulations in and between the countries in which we operate. Our income tax expense is based upon the interpretation of the tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings. If any country successfully challenges our income tax filings based on our structure or the presence of our operations there, or if we otherwise lose a material dispute, our effective tax rate on worldwide earnings could increase substantially and our financial results could be materially adversely affected.

Tax legislative proposals intending to eliminate some perceived tax advantages of companies that have legal domiciles outside the United States but have certain connections with the United States have repeatedly been introduced in the U.S. Congress. Recent examples include, but are not limited to, legislative proposals that would broaden the circumstances in which a non-U.S. company would be considered a U.S. resident and proposals that could override certain tax treaties and limit treaty benefits on certain payments by U.S. subsidiaries to non-U.S. affiliates.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

The U.S. Foreign Corrupt Practices Act, or the FCPA, and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these laws. We operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. Despite our extensive training and compliance program, we cannot assure you that our internal control policies and procedures will always protect us from improper acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business and operations. We may be subject to competitive disadvantages to the extent that our competitors are able to secure business, licenses or other preferential treatment by making payments to government officials and others in positions of influence or using other methods that U.S. and non-U.S. laws and regulations prohibit us from using.

In order to effectively compete in some foreign jurisdictions, we utilize local agents and seek to establish joint ventures with local operators or strategic partners. Although we have procedures and controls in place to monitor internal and external compliance, if we are found to be liable for FCPA or similar non-U.S. laws violations (either due to our own acts or omissions, or due to the acts or omissions of others, including actions taken by our agents and our strategic or local partners, even though our agents and partners may not be subject to the FCPA), we could suffer from civil and criminal penalties or other sanctions, which could have a material adverse effect on our business, financial position, results of operations and cash flows.

Our related party transactions with F3 Capital and its affiliates may cause conflicts of interests that may adversely affect us.

We have entered into, and may, in the future, enter into various transactions and agreements with F3 Capital and its affiliates. F3 Capital has no fiduciary duty to make decisions in our or our shareholders’ best interest. F3 Capital is entitled to vote our ordinary shares that it owns in accordance with its interests, which may be contrary to our interests and those of other shareholders. F3 Capital and its other affiliates are not limited in their ability to compete with us and are not obligated to offer us business opportunities or to offer to sell additional assets to us. We believe that the transactions and agreements that we have entered into with F3 Capital are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and F3 Capital or its affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to do business. In addition, conflicts of interest may arise, as well as disputes over the terms of our agreements, from time to time between us and F3 Capital and its affiliates. F3 Capital may favor its own interests over our interests and those of other shareholders.

F3 Capital, which as a result of its ownership of parent’s ordinary shares, has a significant influence over us.

As of May 12, 2011, on a fully diluted basis, F3 Capital owned approximately 34.6% of our issued and outstanding ordinary shares, including shares issuable upon exercise of outstanding warrants. This does not reflect ordinary shares that may be issued upon conversion of the F3 Capital Note. At our shareholder’s meeting in January 2011, shareholders did not approve the conversion of the F3 Capital Note. If our shareholders approve the issuance of these shares, the F3 Capital Note would be convertible into at least 54,545,454 ordinary shares and F3 Capital would beneficially own approximately 44.9% of our ordinary shares. As a result of its ownership percentage, F3 Capital has significant influence over matters such as the election of our directors’ control over our business, policies and affairs and other matters submitted to our shareholders. As discussed above, the interests of F3 Capital and our shareholders may differ, and F3 Capital is under no fiduciary duty to consider the interests of our company or our shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown:

	Year ended December 31				Quarter Ended March 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	322.5x	—	—	—	—

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings were insufficient to cover fixed charges by $51.9 million, $12.5 million and $74.1 million for the years ended December 31, 2008, December 31, 2009 and December 31, 2010 and $15.1 million for the quarter ended March 31, 2011. We had no preferred shares outstanding as of the end of any of the periods shown.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold $225,000,000 aggregate principal amount of the old notes in a private offering, which was completed on June 1, 2011. In connection with the offering of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file a registration statement relating to an offer to exchange the old notes for the exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC.

Pursuant to the exchange offer, we will issue the exchange notes in exchange for old notes. The terms of the exchange notes are identical in all material respects to those of the old notes, except that the exchange notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the Exchange Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, or the Depository, who desires to deliver such old notes by book-entry transfer at the Depository.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with the advisers, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•

you have full power and authority to transfer old notes in exchange for the exchange notes and that we will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims;

•	you do not have and to your knowledge, no one receiving exchange notes from you has, any arrangement or understanding with any person to participate in the distribution of the exchange notes;

•

you are not a broker-dealer tendering old notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $225,000,000 aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

•	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

•	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the exchange notes being issued in the exchange offer will not contain the registration rights contained in the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on             , 2011. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the exchange offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our sole reasonable discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to Wells Fargo Bank, National Association, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through the Depository’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time;

•

deliver a timely confirmation of the book-entry transfer of the old notes into the exchange agent’s account at the Depository, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the Depository to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that the Depository has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through the Depository’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of the Depository on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in the Depository’s ATOP system may make book-entry delivery of the old notes by causing the Depository to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through the Depository’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at the Depository for purposes of the exchange offer. Any financial institution that is a participant in the Depository’s system may make book-entry delivery of old notes by causing the Depository to transfer those old notes into the exchange agent’s account at the Depository in accordance with the Depository’s procedure for transfer. The participant should transmit its acceptance to the Depository at or prior to the expiration time or comply with the guaranteed delivery procedures described below. The Depository will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at the Depository and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that the Depository has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at the Depository. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to the Depository in accordance with the Depository’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine, in our sole reasonable discretion, all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the exchange notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note having a principal amount equal to that of the surrendered old note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from February 1, 2011. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of exchange notes for old notes will be made only after timely receipt by the exchange agent of:

•	certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with the Depository as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

Interest Payments on the Exchange Notes

The exchange notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through the Depository’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•

other than a notice transmitted through the Depository’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. Exchange notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any exchange notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered old notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the exchange notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and

•	the holders are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for exchange notes will be required to represent that it meets the above four requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Delivery by Registered or Certified Mail:	Facsimile Transmissions: (Eligible Institutions Only)	Overnight Delivery or Regular Mail:

Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	(612) 667-6282 To Confirm by Telephone or for Information Call: (800) 344-5128	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to this exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Holders of the exchange notes issued in the exchange offer and any old notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the exchange notes. Old notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

The following summarizes the terms of the F3 Capital Note. The only outstanding indebtedness of parent and its subsidiaries (other than the issuer) is the indebtedness under the F3 Capital Note, which is described below. The issuer and its subsidiaries have no indebtedness other than the notes.

On July 30, 2010, we completed the acquisition of the remaining 55% ownership interest in Mandarin Drilling Corporation (the owner of the Platinum Explorer) which we did not own pursuant to the Share Sale and Purchase Agreement dated July 6, 2010 between us and F3 Capital, or the SSPA, for total consideration of $139.7 million, consisting of (i) approximately $79.7 million in cash, including $64.2 million paid directly to DSME for installment payments on the Platinum Explorer, and (ii) the F3 Capital Note.

The F3 Capital Note bears interest at the rate of 5% per annum, accruing and compounding daily, and will mature 90 months from the issue date. The F3 Capital Note includes a contingent convertible feature, subject to shareholder vote. We originally valued the F3 Capital Note based on our then weighted average cost of capital resulting in a discounted present value of $27.8 million. The F3 Capital Note would become convertible into our ordinary shares upon approval by our shareholders at a conversion price of $1.10 per share, subject to customary anti-dilution covenants. At our shareholder’s meeting in January 2011, shareholders did not approve the conversion of the F3 Capital Note. There is also a preemptive right covenant that provides F3 Capital with the right to purchase a pro-rata portion of any equity or convertible debt that we offer so long as the F3 Capital Note is outstanding if the price of the equity and convertible debt that we offer is less than the conversion price of the F3 Capital Note. Under the terms of the F3 Capital Note, if convertible, any principal amount that F3 Capital elects to convert would be reduced by any amounts owed by F3 Capital to Vantage International Management Co. or Vantage Deepwater Company. If we do not repay the F3 Capital Note on its scheduled maturity date or upon the occurrence of certain customary default provisions, the interest rate on any amounts outstanding under the F3 Capital Note will rise to 10% per annum.

DESCRIPTION OF THE EXCHANGE NOTES

The following description is a summary of the material provisions of the Indenture and the Collateral Agreements. It does not restate those agreements in their entirety. We urge you to read those agreements because they, and not this description, will define your rights as holders of the notes. Copies of the Indenture, the Note Guarantees, the Escrow Agreement and the Collateral Agreements are available as set forth below under “—Additional Information.”

The Issuer previously issued $1.0 billion in aggregate principal amount of initial notes under the Indenture. The old notes were issued as “additional notes” (as defined below) under the indenture, commonly referred to as a “tack-on” bond. The initial notes and old notes are, and the exchange notes will be, a single series of securities under the Indenture. To the extent provided herein, the Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

On November 15, 2010, we made the final construction payment to DSME of $510.1 million and took delivery of the Platinum Explorer. The funds for the final construction payment for the Platinum Explorer were a portion of the net proceeds from the offering of the initial notes and were deposited, in connection with the closing of the offering of the initial notes, in an escrow account with Wells Fargo Bank, National Association, as the trustee for the initial notes, to be released in connection with the delivery of the Platinum Explorer. As a result of the release of the funds and the delivery of the Platinum Explorer, the escrow arrangement was terminated. Accordingly, we have updated this Description of Notes as appropriate to reflect this. The Indenture will still contain provisions relating to the delivery of the Platinum Explorer, but these are no longer of any effect.

On June 1, 2011, we successfully completed a concurrent consent solicitation to amend the Indenture to permit (a) the Issuer to issue the old notes, (b) the Issuer to consummate the Acquisitions under the Transactions with Affiliates covenant using the proceeds of this offering, and (c) Parent to issue, from time to time in one or more offerings, up to $125,000,000 aggregate principal amount of convertible debt, convertible into Parent’s ordinary shares and (d) to amend the Security Agreement as described below.

In this description, the “Issuer” refers only to Offshore Group Investment Limited, a Cayman Islands exempted company with limited liability, and any successor, and not to Vantage Drilling Company.

Brief Description of the Notes and the Note Guarantees

The exchange notes will be issued under the Indenture with the Guarantors and Wells Fargo Bank, National Association, as Trustee and Noteholder Collateral Agent. The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Unless the context requires otherwise, all references to the “notes” in this “Description of the Exchange Notes” include the old notes and the exchange notes. The old notes and the exchange notes will be treated as a single class for all purposes of the Indenture. You can find the definitions of certain terms used in this description below under the subheading “—Certain Definitions.” Certain defined terms used in this description but not defined below under the subheading “—Certain Definitions” have the meaning assigned to them in the Indenture.

The notes will be:

•	senior secured obligations of the Issuer;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

•	senior in right of payment to any existing and future subordinated Indebtedness of the Issuer;

•	secured on a first priority basis by substantially all of the assets of the Issuer and the Guarantors (other than Parent), subject to certain exceptions and Permitted Liens; and

•	unconditionally guaranteed on a senior secured basis by the Guarantors.

The notes will be guaranteed on a senior secured basis by Parent, by each of the Issuer’s existing and future Subsidiaries, including any existing and future Subsidiaries that guarantee Obligations under any Credit Agreement, and by certain of Parent’s other Subsidiaries. Each guarantee of the notes will be:

•	senior secured obligations of that Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	senior in right of payment to any existing and future subordinated Indebtedness of that Guarantor; and

•	secured on a first priority basis by substantially all of the assets of that Guarantor (other than Parent), subject to certain exceptions and Permitted Liens.

None of the Excluded Parent Subsidiaries will be Restricted Subsidiaries or Guarantors, except under limited circumstances as set forth under the “Designation of Restricted and Unrestricted Subsidiaries” and “Additional Note Guarantees” covenants.

At March 31, 2011, after giving effect to the offering of the old notes and the other related transactions, the Issuer and the Restricted Subsidiaries, on a consolidated basis, had outstanding approximately $1.2 billion of senior Indebtedness, consisting of the notes, and Parent and its Subsidiaries, on a consolidated basis, had outstanding approximately $1.2 billion of senior Indebtedness, consisting of the notes, the F3 Capital Note and Parent’s short-term debt. In addition, the Issuer and the Guarantors have the ability to incur additional Indebtedness, including additional Indebtedness and letters of credit under any Credit Agreement not to exceed $25.0 million.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Restricted and Unrestricted Subsidiaries

As of the issue date of the exchange notes, all of the Issuer’s Subsidiaries will be “Restricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Board of Directors of Parent will be permitted to designate certain of the Restricted Subsidiaries or newly created or acquired Subsidiaries, if any, as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the notes.

Principal, Amortization Schedule and Interest

The Issuer issued $225.0 million in aggregate principal amount of old notes in the offering at an offering price of 107% plus accrued and unpaid interest from February 1, 2011. The Issuer may issue additional notes under the Indenture from time to time in the future. Any issuance of additional notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes in a minimum denomination of $2,000 and integral multiples of $1,000.

Interest on old notes will accrue at the rate of 11 1/2% per year and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2011. Interest on overdue principal and interest will accrue at a rate that is 2.0% higher than the then applicable interest rate on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding January 15 and July 15. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve

30-day months. For the avoidance of doubt, all references to “interest” mean the initial interest rate borne by the notes and any increases in that rate to the extent overdue interest accrues on the notes, any Default Interest as set forth under “—Events of Default and Remedies” and Additional Interest pursuant to the Registration Rights Agreement.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal of, and interest and premium on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

Wells Fargo Bank, National Association, will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Registrar will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes will be guaranteed on a senior secured basis by Parent and by each of the Issuer’s existing and future Subsidiaries, including any existing and future Subsidiaries that guarantee Obligations under any Credit Agreement, and by certain of Parent’s other Subsidiaries. Such Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes—U.S. federal, state and foreign fraudulent transfer laws may permit a court to void the notes and the Note Guarantees, subordinate claims in respect of the notes and the Note Guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.” If the Note Guarantee of a Guarantor is determined to be a fraudulent conveyance, holders of the notes may not receive any payment on the notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Restricted Subsidiary, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture and the Collateral Agreements,

provided, however, that the transfer, sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Guarantors as a whole will be governed by the “Merger, Consolidation; Sale of Assets” and “Asset Sales” covenants and may be subject to the “Change of Control” covenant.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate the “Merger, Consolidation; Sale of Assets” or “Asset Sales” covenants and complies with the Collateral Agreements;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture and complies with the Collateral Agreements;

(3) if Parent or the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Security

Collateral Agreements

The notes, the Note Guarantees and all other Obligations under the Indenture will be secured by a first priority Lien on the Equity Interests of the Issuer and substantially all of the existing and future property and assets of the Issuer and the Guarantors (other than Parent), including the following:

(1) the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller and the Platinum Explorer, as mortgaged under those certain Ship Mortgages;

(2) all other assets of the Issuer and the Guarantors (other than Parent), which will include accounts receivable (and supporting obligations related to the payment or performance thereof), general intangibles and equipment;

(3) assignments of all insurance in respect of the Vessels and other applicable insurance of the Issuer and the Guarantors in respect of other Collateral;

(4) assignments of the earnings of the Issuer or any Guarantor or Internal Charterer that is party to a Drilling Contract;

(5) the Equity Interests of the Guarantors (other than Parent); and

(6) assignment of the Earnings Account.

We do not expect that the Collateral will include an assignment of the Drilling Contracts related to the Vessels because, as a general matter, the counterparties to these kind of contracts do not allow their assignment. However, the Collateral will include an assignment of the earnings from such Drilling Contracts and such earnings will be deposited into the Earnings Account, which will also be assigned as part of the Collateral. The Collateral also will not include de minimus or immaterial assets for which perfection of the security interests in such assets could not be obtained without unreasonable cost and expense or under applicable law.

The Liens will secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors under the Indenture, the notes, the Note Guarantees and the Collateral Agreements, in each case as provided in the Collateral Agreements. The Issuer and the Guarantors will cause the earnings derived from all Drilling Contracts to be deposited into the Earnings Account.

If a type of property constituting Collateral is acquired by the Issuer or any Guarantor (other than Parent) that is not automatically subject to a Lien or perfected security interest under the Collateral Agreements or there is a new Guarantor, then the Issuer or such Guarantor will, as soon as practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 10 business days, provide Liens having first priority over such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Noteholder Collateral Agent and deliver certain certificates (including in the case of real property, title insurance) in respect thereof as required by the Indenture or the Collateral Agreements and take all necessary steps to perfect the security interest represented by such Liens.

So long as no Default or Event of Default has occurred and is continuing, and subject to the Intercreditor Agreement, if any, and certain other terms and conditions, the Issuer and the Guarantors will be entitled to receive all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them, except in connection with a sale of any such Collateral which shall be governed by the Intercreditor Agreement and the Indenture, including the “Merger, Consolidation; Sale of Assets” and “Asset Sales” covenants and the provisions of the Collateral Agreements as set forth under “—Release of Liens.”

Subject to the Collateral Agreements and the Intercreditor Agreement, if any, upon the occurrence and during the continuance of a Default or Event of Default:

(1) all rights of the Issuer and the Guarantors to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Noteholder Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

(2) all rights of the Issuer and the Guarantors to receive all cash dividends, principal, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, principal, interest and other payments will be paid to the Noteholder Collateral Agent; and

(3) the Noteholder Collateral Agent may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Agreements.

The Trustee will distribute all funds received by the Noteholder Collateral Agent for the benefit of the holders of the notes in accordance with the provisions of the Indenture and the Collateral Agreements.

The Noteholder Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Agreements and whether to foreclose on the Collateral following a Default or Event of Default.

Intercreditor Agreement

If the Issuer and the Guarantors enter into any Credit Agreement in the future and the Indebtedness thereunder is secured by Liens on Collateral, the Issuer, the Guarantors, the Trustee, the Credit Agreement Collateral Agent on behalf of the Credit Agreement Secured Parties, and the Noteholder Collateral Agent on behalf of the Notes Secured Parties will enter into an Intercreditor Agreement, which will define the rights of such parties with respect to the Collateral. The following description is a summary of the principal terms that we expect to be contained in any Intercreditor Agreement, rather than a complete and definitive description of such terms. There is no assurance that the Issuer and the Guarantors will enter into any such Intercreditor Agreement on these terms, and the terms of any such Intercreditor Agreement could be more beneficial to the holders of any Credit Agreement Liens compared to those summarized below. By purchasing notes, each holder of notes will be deemed to have authorized the Noteholder Collateral Agent and the Trustee to enter into an Intercreditor Agreement with the Credit Agreement Collateral Agent on terms substantially the same as those summarized below.

Notes Obligations Pari Passu with Credit Agreement Obligations

We expect that any Intercreditor Agreement will provide, among other things, that all Indebtedness under the Indenture and certain other Indebtedness permitted under the Indenture and all other Obligations related to such Indebtedness and owing under the documents relating to such Indebtedness (collectively, “Notes Obligations”) will be secured by first priority Liens on the Collateral, which Liens are intended to be pari passu with the first priority Liens thereon that will secure Credit Agreement Obligations under any Credit Agreement pursuant to the Intercreditor Agreement, subject to the provisions of this section. Such Credit Agreement Obligations will be entitled to the benefit of the Intercreditor Agreement to the extent that the aggregate principal amount thereof does not exceed the maximum principal amount of Indebtedness that the Issuer and the Guarantors are entitled to incur under any Credit Agreement pursuant to the Indenture (the “Maximum Credit Agreement Amount”).

Relative Priorities

We expect that the Intercreditor Agreement will provide that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien securing the notes or the Note Guarantees (a “Notes Lien”) or any Lien or Collateral securing the Credit Agreement Lien Obligations (a “Credit Agreement Lien”), and notwithstanding any provision of the Uniform Commercial Code or any other applicable law or the provisions of any Indenture Document or any agreement, instrument or other document evidencing or governing any Notes Obligations (collectively, the “Notes Debt Documents”) or any other circumstance whatsoever, each Agent (i.e., the Credit Agreement Collateral Agent and the Noteholder Collateral Agent), for itself and on behalf of the Secured Parties (i.e., the holders of the Credit Agreement Lien Obligations and the Credit Agreement Collateral Agent (collectively, the “Credit Agreement Secured Parties”)) and the holders of notes and Note Guarantees, the trustee and the Noteholder Collateral Agent (collectively, the “Notes Secured Parties”)) on whose behalf it acts in such capacity therefor, will agree that, so long as the Credit Agreement Obligations have not been discharged, any Credit Agreement Liens then or thereafter held by or for the benefit of any Credit Agreement Secured Party will be equal in all respects with any and all Notes Liens and such Liens will be and remain equal in all respects for all purposes, whether or not any such Liens are subordinated in any respect to any other Liens securing any other obligation or any other Person and whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected, subject to the provisions of this section.

Prohibition on Contesting Liens; Additional Collateral

We expect that the Intercreditor Agreement will provide that (a) each Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, will agree that it will not, and will waive any right to contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection or enforceability of any Credit Agreement Lien or any Notes Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if the Issuer or any Guarantor grants any additional Liens upon any assets to secure (i) any Credit Agreement Obligations, it must substantially concurrently grant a Lien upon such assets as security for the notes or the Note Guarantee of the Issuer or such Guarantor, as the case may be, provided that, the Credit Agreement Collateral Agent or any Credit Agreement Secured Party shall not be required to permit the grant of any Lien upon any cash, certificate of deposit, deposit account, money market account, or other such liquid assets as security for the notes or the Note Guarantee, in each case to the extent that any such cash, certificates of deposit, deposit accounts, money market accounts, or other such liquid assets are on deposit or maintained with the Credit Agreement Collateral Agent or any Credit Agreement Secured Party to secure the Credit Agreement Obligations, and (ii) the notes or Note Guarantee of the Issuer or such Guarantor, as the case may be, it must substantially concurrently grant a Lien upon such assets as security for the Credit Agreement Lien Obligations.

Exercise of Rights and Remedies; Standstill

We expect that under the Intercreditor Agreement, the Noteholder Collateral Agent will initially be the controlling agent. As such, we expect that the Intercreditor Agreement will provide that the Noteholder Collateral Agent will, at all times prior to the payment in full in cash of the Notes Obligations, have the exclusive right to enforce rights and exercise remedies with respect to the Collateral, or to commence or seek to commence any action or proceeding with respect to such rights or remedies, in each case, without any consultation with or the consent of the Credit Agreement Collateral Agent or any other Credit Agreement Secured Party and no Credit Agreement Secured Party will have any such right; provided, however, that (a) the Credit Agreement Secured Parties will be entitled to take certain actions to preserve and protect their claims and interests with respect to the Credit Agreement Obligations, to create, prove, preserve and protect the validity, enforceability, perfection and priority of the Collateral and actions that unsecured creditors are entitled to take (which in any event cannot be in contravention to the limitations imposed on the Credit Agreement Secured Parties in the Intercreditor Agreement), in each case, to the extent set forth in the Intercreditor Agreement; (b) after a period of 180 days has elapsed since the date on which the Credit Agreement Collateral Agent has delivered to the Noteholder Collateral Agent written notice of the acceleration by the Credit Agreement Secured Parties of the Credit Agreement Obligations (the “Standstill Period”), the Credit Agreement Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral subject to the following clause (c); and (c) that notwithstanding the expiration of the Standstill Period or anything to the contrary in any the Intercreditor Agreement, in no event may the Credit Agreement Collateral Agent or any other Credit Agreement Secured Party enforce or exercise any rights or remedies with respect to any Collateral or take any other enforcement action, if the Credit Agreement Collateral Agent has been delivered a written notice from the Noteholder Collateral Agent that the Noteholder Collateral Agent or any other Notes Secured Party shall have commenced and shall be diligently pursuing the enforcement or exercise of any rights or remedies with respect to all or a material portion of the Collateral.

Automatic Release of Notes Liens

We expect that the Intercreditor Agreement will provide that if, in connection with (i) any disposition of any Collateral permitted under the terms of the Credit Agreement Debt Documents and the Notes Debt Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, the Noteholder Collateral Agent, for itself and on behalf of the other Notes Secured Parties, (x) releases any of the Notes Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Notes Obligations (in each case, “Release”), other than any such Release granted following the discharge of Notes Obligations and termination of commitments under the Notes Debt Documents, then the Credit Agreement Liens on such Collateral will be automatically, unconditionally and simultaneously released, and the Credit Agreement Collateral Agent will, for itself and on behalf of the other Credit Agreement Secured Parties, promptly execute and deliver to the Noteholder Collateral Agent, the Issuer or such Guarantor, as the case may be, such termination statements, releases and other documents as the Noteholder Collateral Agent, the Issuer or such Guarantor, as the case may be, may reasonably request to effectively confirm such Release and as may be otherwise reasonably required under applicable law to consummate such Release and any related transactions.

Waterfall

We expect that the Intercreditor Agreement will provide that any Collateral or proceeds thereof received by any Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy will be turned over to the applicable Agent and applied as follows:

•	first, to the payment of the Credit Agreement Obligations to the extent that such Credit Agreement Obligations shall be entitled to the benefit of the Intercreditor Agreement;

•	second, after the discharge of Credit Agreement Obligations permitted under the Intercreditor Agreement has occurred, to the payment of the Notes Obligations; and

•

third, after the discharge of Credit Agreement Obligations has occurred and the notes and Note Guarantees have been paid in full in cash, any surplus Collateral or proceeds then remaining will be returned to the Issuer, the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Payment Over

We expect that the Intercreditor Agreement will provide that so long as the discharge of Notes Obligations has not occurred, any Collateral or any proceeds thereof received by the Credit Agreement Collateral Agent or any other Credit Agreement Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy with respect to the Collateral by the Credit Agreement Collateral Agent, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to the Collateral, as contemplated under certain provisions of the Indenture or by any other means (whether as a matter of law or otherwise), will be segregated and held in trust and forthwith transferred or paid over to the Noteholder Collateral Agent in the same form as received for application in accordance with the subheading “—Waterfall” above, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Post-petition Interest

Neither the Noteholder Collateral Agent nor any other Notes Secured Party may oppose or seek to challenge any claim by the Credit Agreement Collateral Agent or any other Credit Agreement Secured Party for allowance in any insolvency or liquidation proceeding of Credit Agreement Obligations consisting of post-petition interest, fees or expenses. Neither the Credit Agreement Collateral Agent nor any other Credit Agreement Secured Party shall oppose or seek to challenge any claim by the Noteholder Collateral Agent or any other Notes Secured Party for allowance in any insolvency or liquidation proceeding of Notes Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Notes Lien of the Noteholder Collateral Agent on behalf of the Notes Secured Parties on the Collateral (after taking into account the value of the Credit Agreement Liens of the Credit Agreement Collateral Agent on behalf of the Credit Agreement Secured Parties on the Collateral).

Release of Liens

The Issuer and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Obligations under the Indenture under any one or more of the following circumstances:

(1) upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under the notes, the Indenture, the Note Guarantees and the Collateral Agreements;

(2) with respect to any asset constituting Collateral (other than the Capital Stock of the Issuer), if such Collateral is sold or otherwise disposed of in accordance with the terms of the covenant entitled “Asset Sales” and the Collateral Agreements and the Issuer has delivered to the Noteholder Collateral Agent an officers’ certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account controlled by the Issuer and held as Collateral subject to the Liens pending its application or use in compliance with the Asset Sales covenant and, from such deposit account, Parent, the Issuer or any Restricted Subsidiary may withdraw funds to deploy the proceeds of an Asset Sale in compliance with the Asset Sales covenant; and (b) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements substantially simultaneously with such sale, in accordance with the requirements set forth in the Indenture and the Collateral Agreements;

(3) upon legal or covenant defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(4) with respect to an applicable Subsidiary, upon the occurrence of a Contract Unwind Trigger;

(5) with respect to any assignment of rights under the respective terminated Internal Charter only, upon the occurrence of an Internal Charter Unwind Trigger; or

(6) if any Guarantor is released from its Note Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Note Guarantee and the other Obligations.

In addition to the foregoing, the Issuer and the Guarantors will comply with the provisions of TIA Section 314. To the extent applicable, the Issuer and the Guarantors will comply with TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Issuer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, neither Parent nor the Issuer will be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

No Impairment of the Security Interests

Neither the Issuer nor any Guarantor will be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Collateral Agent, the Trustee and the holders of the notes except as expressly set forth in the Indenture or the Collateral Agreements.

Neither the Issuer nor any Guarantor will take any action or otherwise attempt to enforce any claim or maritime lien against any Vessel that has priority over any claim or Lien of the Noteholder Collateral Agent, the Trustee and the holders of the notes in respect of any Collateral, including any such claims or Liens arising under Ship Mortgages.

The Indenture provides that any release of Collateral in accordance with the provisions of the Indenture and the Collateral Agreements will not be deemed to impair the security under the Indenture, and that any appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture with respect to such release have been complied with.

Further Assurances

Neither the Issuer nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by the Indenture and the Collateral Agreements.

To the extent that any instrument, Mortgage or other document is required to be delivered to give effect to and perfect the Liens, the Issuer and the Guarantors will be required to use their commercially reasonable efforts to deliver such instruments, Mortgages and/or other documents as soon as possible but in no event later than 10 business days following the Issue Date or, if an asset is acquired or delivered after the Issue Date, not later than 10 business days after such acquisition or delivery date.

Upon the occurrence of a Contract Winning Trigger, Parent or the Issuer shall cause the applicable Subsidiary to pledge its assets and property pursuant to the Collateral Agreements to become part of the Collateral subject to the Liens and shall perfect such Liens as soon as practicable but not later than 10 business days after the date of such Contract Winning Trigger; and such Liens shall be released upon the occurrence of a Contract Unwind Trigger, provided that no assets or property have been transferred or sold, directly or indirectly, by the Issuer or a Guarantor to such applicable Subsidiary that is subject to the “Asset Sales” covenant.

Parent and the Issuer shall, and they shall cause any Guarantor to, at its sole cost and expense:

(i) execute and deliver all such agreements and instruments and take all further action as the Noteholder Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements; and

(ii) file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements.

In addition, the Ship Mortgages will contain customary mortgagor representations and covenants, including, but not limited to, Bahamian or Panamanian provisional and permanent registration, as applicable, limiting maritime liens, chartering, use and maintenance, class record inspection, insurance, and vessel management.

Authorization of Actions to Be Taken

Each holder of notes, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Collateral Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, to have authorized and directed the Noteholder Collateral Agent to enter into the Collateral Agreements to which it is a party, and to have authorized and empowered the Noteholder Collateral Agent to bind the holders of the notes as set forth in the Collateral Agreements to which it is a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Collateral Agreements.

Certain Bankruptcy and Other Collateral Limitations

The ability of the Noteholder Collateral Agent, the Trustee and the holders of the notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “Risk Factors—Risks Related to the Notes—Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.” The ability of the Noteholder Collateral Agent, the Trustee and the holders of the notes to foreclose on the Collateral may be subject to lack of perfection, the requirement of third party consents, local law, including those of foreign jurisdictions, prior Liens and practical problems such as lack of jurisdiction over a Vessel due to its physical location, associated with the realization of the Noteholder Collateral Agent’s Lien on the Collateral. See “Risk Factors—Risks Related to the Notes—Because the issuer and parent are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.”

The Liens on some of the Collateral securing Obligations under the Indenture were not perfected as of the Issue Date. For example, the Platinum Explorer was not delivered to the relevant Guarantor by the Issue Date and some of the instruments and other documents, such as account control agreements and Mortgages, required to perfect or enhance the priority of a perfected security interest in certain types of Collateral (e.g., jackup rigs, deposit accounts and securities accounts) were not delivered by the Issue Date. For so long as, and to the extent, these Liens remain unperfected, holders of the notes may not be able to realize the full value of the security interest in such Collateral if their position as secured creditors is challenged by another party.

Additionally, the Noteholder Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on the Vessels, on any assignment of Equity Interests or on any Collateral consisting of any real property because a secured creditor that holds a Lien on any thereof may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances from vessels or at such real property. Consequently, the Noteholder Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders of the notes.

Subject to the restrictions on incurring Indebtedness and granting Liens in respect thereof in the Indenture, the Issuer, the Guarantors and the Restricted Subsidiaries will also have the right, among other things, to incur Indebtedness, including, without limitation, Capital Lease Obligations and mortgage and purchase money obligations and acquire assets with the proceeds of such Indebtedness, which assets could be subject to Liens that secures such Indebtedness. To the extent third parties’ hold Liens (whether or not such Liens are Permitted Liens), such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the Noteholder Collateral Agent’s remedies. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of the Issuer and the Guarantors as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if at all. See “Risk Factors—Risks Related to the Notes—There may not be sufficient collateral to pay all or any portion of the notes.” The enforceability of any of the arrangements set forth in any intercreditor agreement may be subject to the application of insolvency laws outside the United States. See “Risk Factors—Risks Related to the Notes—Foreclosing on the collateral located outside the United States may be difficult due to the laws of certain jurisdictions.”

Withholding Taxes

All payments made on behalf of the Issuer or any Guarantor under or with respect to the notes or the Note Guarantees must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Specified Tax Jurisdiction or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation or organization of any successor of the Issuer or any Guarantor) (hereinafter “Taxes”), unless the Issuer or the applicable Guarantor, as applicable, are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Issuer or any Guarantor (or any successor of any of them), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or the Note Guarantee, the Issuer or such Guarantor (or any successor of any of them), as applicable, will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a holder (an “Excluded Holder”) in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with any Specified Tax Jurisdiction otherwise than by the mere holding of notes or the receipt of payments thereunder (or under the related Note Guarantee), (ii) which presents any note for payment of principal more than 30 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holder would have been entitled to such Additional Amounts on presenting such note for payment on the last day of the applicable 30-day period, (iii) which failed duly and timely to comply with a reasonable, timely request of the Issuer to provide information, documents or other evidence concerning the holder’s nationality, residence, entitlement to treaty benefits, identity or connection with any Specified Tax Jurisdiction or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause (iii), (iv) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on a note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such note, (vi) on account of Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings, which was adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, that directive, (vii) to the extent the Additional Amount relates to any Taxes imposed on a note presented for payment by or on behalf of a holder who would have been able to avoid that withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union, or (viii) any combination of the foregoing numbered clauses of this proviso. The Issuer or any applicable Guarantor (or any successor of any of them), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer or any applicable Guarantor (or any successor of any of them), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts evidencing such payment by the Issuer or such Guarantor (or any successor of any of them), as applicable, (i) in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Issuer or such Guarantor (or any successor of any of them), as applicable, and (ii) certified by such taxing authority (or, if no such certification is available from such taxing authority, then by means of an officer’s certificate from the Issuer or such Guarantor (or any successor of any of them), as applicable). The Trustee shall thereafter make such evidence available to the holders upon request. The Issuer or any Guarantor (or any successor of any of them), as applicable, will upon written request of each holder (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, the Note Guarantee or a mortgaged Vessel, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any Taxes on such holder’s net income, so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes (other than such Taxes on such holder’s net income) on such reimbursement had not been imposed.

Whenever in the indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase or redemption prices in connection with a purchase or redemption of notes, (c) interest or (d) any other amount payable on or with respect to any of the notes, or any payment pursuant to the Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The foregoing obligations shall survive any defeasance or discharge of the Indenture.

The Issuer or the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the notes, the Note Guarantee or a Mortgage or other Collateral Agreement or any other document or instrument in relation thereto, or the receipt of any payments with respect to the notes, the Note Guarantee or a Mortgage or other Collateral Agreement, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of any Specified Tax Jurisdiction, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the holders for any such taxes paid by such holders.

Redemption & Offer to Purchase

Optional Redemption

Optional Redemption Prior to February 1, 2013. At any time prior to February 1, 2013, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of notes, at one time or from time to time, issued under the Indenture at a redemption price equal to 111.500% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the Indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

Optional Redemption On and After February 1, 2013. On or after February 1, 2013, the Issuer may redeem the notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable Redemption Date, if redeemed during the periods indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

For the Period Below	Percentage
From February 1, 2013 to July 31, 2013	108.625%
From August 1, 2013 to July 31, 2014	105.750%
August 1, 2014 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable Redemption Date.

Optional Redemption Prior to February 1, 2013. At any time prior to February 1, 2013, the Issuer may also, at its option, redeem the notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable Redemption Date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date in respect of then old notes.

Optional Redemption for Changes in Withholding Taxes

At any time, the Issuer may redeem all, but not less than all, of the notes, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that the Issuer or the Guarantors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the Indenture, and the Issuer or the Guarantors, as the case may be, cannot avoid such obligation by taking reasonable measures available to them; provided that, (1) the Board of Directors of Parent determines in good faith that the aggregate amount of such Additional Amounts would create additional annual costs in excess of 0.50% of the aggregate principal amount of notes then outstanding; and (2) (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or the Guarantors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the notes or the Note Guarantee were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the notes, the Issuer will be required to deliver to the Trustee (i) an officer’s certificate stating that (x) the Issuer or the Guarantors, as the case may be, cannot avoid obligations to pay Additional Amounts by taking reasonable measures available to them and (y) the Issuer is otherwise entitled to effect such redemption and attaching the resolutions of the Board of Directors of Parent as to additional annual costs described above and (ii) an opinion of independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations and, in the case of (i) and (ii), stating that the conditions precedent to the right of redemption have occurred. No such notice of redemption may be given more than 60 days before or more than 270 days after the Issuer or any Guarantors, as the case may be, first becomes liable or aware of the liability to pay any Additional Amounts as a result of a change or amendment described above.

Special Mandatory Redemption

If there is a total loss of a Vessel, then, upon the occurrence or happening of any such event, the Issuer shall be required to redeem notes equal in principal amount to the insurance proceeds received in respect of such loss (rounded to the nearest $1,000) issued under the Indenture upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the notes redeemed to the applicable Redemption Date.

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000) of that holder’s notes pursuant to a change of control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten business days following any Change of Control, the Issuer will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Redemption & Offer to Purchase,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of (a) Parent, the Issuer and the Restricted Subsidiaries taken as a whole or (b) the Issuer and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of (a) Parent, the Issuer and the Restricted Subsidiaries taken as a whole or (b) the Issuer and the Restricted Subsidiaries taken as a whole, in either case, to another Person or group may be uncertain.

The Change of Control provisions of the notes may in certain circumstances make it more difficult or discourage a sale or takeover of the Issuer or Parent and, thus, the removal of incumbent management. Subject to the limitations discussed below, the Issuer and/or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer’s or Parent’s capital structure or credit ratings. Restrictions on the Issuer’s and Parent’s ability to incur additional Indebtedness are contained in the “Incurrence of Indebtedness and Issuance of Preferred Stock” and “Restricted Payments” covenants. Such restrictions in the Indenture can be waived only with the consent of holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

Future agreements governing Indebtedness of Parent, the Issuer or their respective Subsidiaries may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or Asset Sale, in connection with an Excess Cash Flow Offer or upon a Special Mandatory Redemption could cause a default under these other agreements, even if the Change of Control or Asset Sale, the requirement to make an Excess Cash Flow Offer or the event giving rise to the Special Mandatory Redemption itself does not, due to the financial effect of such repurchases or redemption on Parent, the Issuer or their respective Subsidiaries. In the event a Change of Control or Asset Sale, the requirement to make an Excess Cash Flow Offer or event giving rise to the Special Mandatory Redemption occurs at a time when the Issuer is prohibited from purchasing or redeeming notes, the Issuer could seek the consent of its other applicable debt holders or lenders to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under other Indebtedness of the Issuer. Finally, the Issuer’s ability to pay cash to the holders of notes upon a repurchase or redemption may be limited by the Issuer’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—The Issuer may not be able to repurchase the notes with cash upon a change of control or in connection with an offer to repurchase the notes as a result of an asset sale or an excess cash flow offer as required by the indenture.”

Asset Sales

The Issuer will not, and neither Parent nor the Issuer will permit any of the Restricted Subsidiaries to, directly or indirectly, consummate the sale, lease (except under an Internal Charter or a Drilling Contract), conveyance or other disposition of any Vessel or any right to a Vessel or a construction contract respecting the construction of a Vessel. In addition, the Issuer will not, and neither Parent nor the Issuer will permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any other Asset Sale unless:

(1) the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash; provided, however, to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements contemporaneously with such sale, in accordance with the requirements set forth in the Indenture.

For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets so long as the Issuer or such Restricted Subsidiary are released from further liability;

(b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant. Any Asset Sale pursuant to an Involuntary Transfer shall not be required to satisfy the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Issuer or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

(1) to repay Indebtedness, including notes and permanent reductions of Obligations under any Credit Agreement, but excluding repayment of revolving Obligations under any Credit Agreement;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business of the Issuer, if, after giving effect to any such acquisition of Capital Stock, such Permitted Business is or becomes a Restricted Subsidiary;

(3) to make a capital expenditure for the Issuer or any of the Restricted Subsidiaries; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Issuer’s Permitted Business.

Pending the final application of any Net Proceeds, the Issuer may invest the Net Proceeds in cash and Cash Equivalents.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will, within five business days thereof, make an offer (the “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Agreements; provided that pending any such application, the proceeds of the Asset Sale, whether assets, property or cash, are subject to a Lien under the Collateral Agreements. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and the Issuer shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will not, and neither Parent nor the Issuer will permit any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Issuer to make an Asset Sale Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Excess Cash Flow Offer

After the end of each semi-annual period ending June 30 and December 31 with respect to which the Issuer and the Restricted Subsidiaries have Excess Cash Flow (commencing with the semi-annual period ending June 30, 2011), the Issuer shall offer to repurchase all or any part of that holder’s notes, in minimum amounts of $2,000 and integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of the notes repurchased, plus any accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase), with (a) for any semi-annual period in which the ratio of total Indebtedness to Consolidated Cash Flow for the Issuer is greater than or equal to 2.5 to 1, the greater of (i) the amount that is equal to 75% of such Excess Cash Flow of the Issuer and (ii) $30.0 million, or (b) for any semi-annual period in which the ratio of total Indebtedness to Consolidated Cash Flow for the Issuer is less than 2.5 to 1, the amount that is 50% of such Excess Cash Flow of the Issuer (less the face amount of any open market purchases and any redemptions of notes pursuant to the Indenture made during such semi-annual period).

Within (a) 60 days after the end of any semi-annual period ending on June 30 and (b) 105 days after the end of any semi-annual period ending on December 31, in each case, for which an Excess Cash Flow Offer is required to be made in accordance with the preceding paragraph, the Issuer will send a notice to each holder of notes and the Trustee describing the offer to repurchase notes with Excess Cash Flow (the “Excess Cash Flow Offer”) and offering to purchase notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The Issuer will be required to purchase notes validly tendered in response to an Excess Cash Flow Offer in accordance with the procedures set forth in the Indenture and such notice. The Issuer will not be required to make an Excess Cash Flow Offer in any semi-annual period referred to in clause (b) of the preceding paragraph if the Excess Cash Flow for such relevant semi-annual period is less than $5.0 million. With respect to each Excess Cash Flow Offer, the Issuer will be entitled to reduce the applicable amount of the Excess Cash Flow Offer (the “Excess Cash Flow Offer Amount”) with respect theretofore by the aggregate repurchase price of any notes repurchased by the Issuer in the open market or redeemed by the Issuer pursuant to the Indenture (to the extent such amount has not previously reduced any Excess Cash Flow Offer Amount). If the aggregate principal amount of notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the notes to be accepted for purchase on a pro rata basis.

If the aggregate repurchase price of notes tendered pursuant to an Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the Issuer may, subject to the other provisions of the Indenture, use any such Excess Cash Flow for any purpose not otherwise prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with these provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the Indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

The Issuer will not, and neither Parent nor the Issuer will permit any of the Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s, any of the Restricted Subsidiaries’ or any direct or indirect parent of the Issuer’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of the Restricted Subsidiaries) or any Indebtedness of any Guarantor or any Restricted Subsidiary (excluding any intercompany Indebtedness between or among the Issuer and any of the Restricted Subsidiaries), except a payment of regularly scheduled interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made on the first day of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the applicable ratio of Indebtedness to Consolidated Cash Flow test set forth in clause (b) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Issuer and the Restricted Subsidiaries on a combined or consolidated basis, as the case may be, for the period (taken as one accounting period) from the first day of the first fiscal quarter commencing after the date of the Indenture to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by the Issuer since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of Parent’s or the Issuer’s Investment in such Subsidiary, as the case may be, as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture; plus

(e) 50% of any dividends received by the Issuer or any Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the date of the Indenture in accordance with the applicable ratio of Indebtedness to Consolidated Cash Flow test set forth in clause (b) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(6) Permitted Parent Payments;

(7) Permitted Operating Expense and Tax Reimbursements; and

(8) any Restricted Payment made pursuant to or in connection with the offering of the old notes.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Parent whose resolution with respect thereto will be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Parent nor the Issuer will, and neither of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), none of Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor will issue any Disqualified Stock and the Issuer will not, and neither Parent nor the Issuer will permit, any of the Restricted Subsidiaries or any Other Guarantor to issue any shares of preferred stock; provided, however, that:

(a) Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Consolidated Interest Coverage Ratio of Parent and its Subsidiaries on a consolidated basis, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1; or

(b) the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or other shares of preferred stock, if the ratio of total Indebtedness to Consolidated Cash Flow for the Issuer and the Restricted Subsidiaries on a consolidated basis, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other shares of preferred stock is issued, as the case may be, would have been less than 2.5 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or other shares of preferred stock had been issued, as the case may be, on the first day of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer and the Guarantors of (a) (i) additional Indebtedness and letters of credit under a Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Guarantors thereunder) and (ii) additional notes and related Note Guarantees issued under the Indenture in a maximum aggregate principal amount at any one time outstanding under this clause (1)(a) not to exceed $25.0 million and (b) additional Indebtedness represented by the additional notes (also referred to in this prospectus as “old notes”) and related Note Guarantees offered hereby or substantially similar securities with the same or different CUSIP number as the initial notes to fund the Acquisitions not to exceed $225.0 million in aggregate principal amount;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the notes and the related Note Guarantees issued on the Issue Date and the exchange notes and related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(3) the incurrence by Parent of Existing Indebtedness;

(4) the incurrence by Parent of the F3 Capital Note on the Issue Date in the principal amount not to exceed $60.0 million and the payment, or accretion, of interest on the F3 Capital Note pursuant to the terms of such F3 Capital Note;

(5) the incurrence by the Issuer and the Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer and the Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed $5.0 million at any time outstanding; provided that the Issuer or any Restricted Subsidiary may incur an additional $5.0 million of Capital Lease Obligations at any one time outstanding to the extent that any operating leases are redesignated as Capital Lease Obligations for accounting purposes;

(6) Indebtedness of (a) Parent or (b) the Issuer and the Restricted Subsidiaries incurred and outstanding on or prior to the date on which a new Subsidiary was acquired by Parent, the Issuer or such Restricted Subsidiary (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by Parent, the Issuer or such Restricted Subsidiary); provided, however, that (a) on the date that such Subsidiary is acquired by, or is merged into the Issuer or such Restricted Subsidiary, Parent or the Issuer, as applicable, would have been able to incur at least $1.00 of additional Indebtedness pursuant to the applicable ratio set forth in clause (a) or (b), as the case may be, of the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (6); and (b) the new Subsidiary becomes a Restricted Subsidiary and a Guarantor;

(7) the incurrence by Parent, the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4) or this clause (7);

(8) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and the Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Restricted Subsidiary is the obligor on such Indebtedness and the payee is not the Issuer or a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes and the Note Guarantees; and

(b) any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary, or (ii) sale or other transfer of any such Indebtedness to a Person that is not the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9) the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business;

(10) the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, and performance and surety bonds in the ordinary course of business;

(12) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition; and

(14) the incurrence by Parent, the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million; and

(15) the incurrence, from time to time in one or more offerings, by Parent of up to $125,000,000 aggregate principal amount of Indebtedness convertible into ordinary shares of Parent, the proceeds of which will be used to invest in Parent’s business.

None of Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Parent, the Issuer or such Restricted Subsidiary or Other Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent, the Issuer or the applicable Restricted Subsidiary will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional

Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Parent, the Issuer or the applicable Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Neither Parent nor the Issuer will, and neither of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Neither Parent nor the Issuer will, and neither of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries or Other Guarantor to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any Credit Agreement, provided that the encumbrances and restrictions contained therein, including any related collateral documents, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Indenture;

(2) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(3) the Indenture, the notes and Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or mortgaged or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of any Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13) restrictions contained in, or in request of, Hedging Obligations permitted to be incurred by the Indenture.

Merger, Consolidation; Sale of Assets

Neither Parent nor the Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Parent or the Issuer, as applicable, is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of, with respect to Parent, the Issuer, the Restricted Subsidiaries and the Other Guarantors taken as a whole, or, with respect to the Issuer and the Restricted Subsidiaries taken as a whole, in each case, in one or more related transactions, to another Person, unless:

(1) either: (a) Parent or the Issuer, as applicable, is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the Cayman Islands, the United States, any state of the United States or the District of Columbia or, in the case of Parent, any other similar jurisdiction so long as neither the laws of any such jurisdiction nor any such transaction would adversely affect the holders of the notes;

(2) the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer, as applicable) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Parent or the Issuer, as applicable, under the notes, Note Guarantees and the other Obligations under the Indenture, the Registration Rights Agreement and the Collateral Agreements, or applicable, pursuant to a supplemental indenture or an amendment thereto, as applicable, in each case reasonably satisfactory to the Trustee and the Noteholder Collateral Agent, as applicable (it being agreed that if the Issuer merges with or into Parent, Parent must assume all such obligations of the Issuer), provided that, if such Person is a limited liability company or a limited partnership, then Parent, the Issuer or such Person shall have the notes assumed or issued, on a joint and several basis, with a corporation in which it owns 100% of the Equity Interests;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) except with respect to a transaction solely between or among Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor, Parent, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred on the first day of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the applicable ratio of Indebtedness to Consolidated Cash Flow test set forth in the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and the Restricted Subsidiaries taken as a whole, in one or more related transactions to any other Person.

This “Merger, Consolidation; Sale of Assets” covenant will not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any Restricted Subsidiary. Clauses (3) and (4) of the first paragraph of this covenant will not apply to a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction.

Transactions with Affiliates

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer and any Restricted Subsidiary (each, an “Issuer Affiliate Transaction”). In addition, Parent will not, and will not permit any of its Subsidiaries (other than the Issuer and the Restricted Subsidiaries, which shall be subject to the preceding sentence) to, make any payment to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent or any of its Subsidiaries (other than the Issuer and the Restricted Subsidiaries, which shall be subject to the preceding sentence) (each, a “Parent Affiliate Transaction”) unless:

(1) the Parent Affiliate Transaction is on terms that are no less favorable to Parent or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to Parent or such Subsidiary and reflect an arms’ length negotiation; and

(2) Parent delivers to the Trustee:

(a) with respect to any Parent Affiliate Transaction or series of related Parent Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Parent set forth in an officers’ certificate certifying that such Parent Affiliate Transaction complies with this covenant and that such Parent Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Parent; and

(b) with respect to any Parent Affiliate Transaction or series of related Parent Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to Parent or such Subsidiary of such Parent Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Issuer Affiliate Transactions or Parent Affiliate Transactions, as applicable, and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of Parent;

(3) transactions between or among the Issuer and/or any of the Restricted Subsidiaries or any Other Guarantor;

(4) transactions between or among Parent and/or any of its Subsidiaries (excluding transactions involving the Issuer, any of the Restricted Subsidiaries or any Other Guarantor);

(5) loans or advances to employees of Parent in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(6) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(7) Restricted Payments that do not violate the provisions described above under the caption “—Restricted Payments”;

(8) any agreement as in effect on the Issue Date or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the holders of the notes);

(9) transactions between or among any Excluded Parent Subsidiary, on the one hand and Parent and any of its other Subsidiaries (excluding transactions involving the Issuer, any of the Restricted Subsidiaries or any Other Guarantor), on the other hand, provided that such transaction is entered into in the ordinary course of business and on an arm’s length basis and that any such transaction has been approved by a majority of the disinterested members of the Board of Directors of Parent pursuant to a resolution of the Board of Directors of Parent set forth in an officers’ certificate;

(10) the Transactions and all fees and expenses paid or payable in connection therewith; and

(11) the transactions completed in connection with the offering of the old notes and all fees and expenses paid or payable in connection therewith.

Business Activities

Neither Parent nor the Issuer will, and neither of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and the Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If (a) the Issuer or any of the Restricted Subsidiaries acquire or create another Subsidiary, (b) Parent acquires or creates another Subsidiary to directly or indirectly own the Equity Interests of the Issuer, any of the Restricted Subsidiaries or any Other Guarantor, (c) any Subsidiary of the Issuer that is not already a Guarantor guarantees any Credit Agreement or owns any Vessel, (d) any Subsidiary of Parent or the Issuer that is not already a Guarantor is the subject of a Contract Winning Trigger or (e) any Subsidiary of Parent or the Issuer that is not already a Guarantor becomes an Internal Charterer after the Issue Date, then Parent or the Issuer, as applicable, will (1) cause that Subsidiary to (a) execute a supplemental indenture pursuant to which it will become a Guarantor, (b) execute amendments to the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements and (c) execute an amendment to the Registration Rights Agreement to join that agreement in the same way and capacity as the other Guarantors and (2) deliver an opinion of counsel satisfactory to the Trustee, in each case within 20 business days of the date on which the Subsidiary was acquired or created or otherwise becomes subject to this covenant; provided that any applicable Subsidiary may be released from its Note Guarantee and related pledge following the occurrence of a Contract Unwind Trigger provided the conditions to that release are satisfied. In addition, to the extent any such Subsidiary (x) is not already a direct or indirect Subsidiary of the Issuer and (y) does not constitute an Other Guarantor, Parent shall cause the Equity Interests of such Subsidiary to be transferred to the Issuer or a Restricted Subsidiary within 20 business days of such Subsidiary executing a Note Guarantee.

Designation of Restricted and Unrestricted Subsidiaries

(1) The Board of Directors of Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(a) the Issuer could make the Restricted Payment which is deemed to occur upon such designation by the “Restricted Payments” covenant equal to the appropriate Fair Market Value of all outstanding Investments owned by Parent, the Issuer and the Restricted Subsidiaries in such Subsidiary at the time of such designation;

(b) such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(c) the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(d) the Issuer delivers to the Trustee a certified copy of a resolution of the Board of Directors of Parent giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by “Restricted Payments” covenant.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent, the Issuer and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under “Restricted Payments” covenant or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer.

If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, the Issuer or the applicable Restricted Subsidiary will be in default of such covenant.

In connection with the occurrence of a Contract Unwind Trigger, Parent or the Issuer may cause an applicable Restricted Subsidiary to be designated an Unrestricted Subsidiary if it meets the conditions set forth in clause (1) of this covenant.

(2) The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary or Subsidiary of Parent to be a Restricted Subsidiary if:

(a) the Issuer and the Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred on the first day of the four-quarter reference period;

(b) the designation would not constitute or cause a Default or Event of Default; and

(c) the Issuer delivers to the Trustee a certified copy of a resolution of the Board of Directors of Parent giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

Parent or the Issuer shall be required to designate each applicable Subsidiary to become a Restricted Subsidiary and a Guarantor and pledge its assets and property as Collateral pursuant to the Additional Note Guarantees covenant, upon the occurrence of a Contract Winning Trigger and shall be required to comply with the conditions set forth in this clause (2) in connection therewith. For the avoidance of doubt, no direct or indirect Subsidiary of Parent may become a Restricted Subsidiary for purposes of the Indenture if such Subsidiary is a Subsidiary of Parent but not the Issuer.

Payments for Consent

Neither Parent nor the Issuer will, and neither of them will permit any of the Restricted Subsidiaries, any Other Guarantor or any of their respective Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent or the Issuer will furnish to the holders of notes or cause the Trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly reports on Form 10-Q and annual reports on Form 10-K that would be required to be filed with the SEC on such forms if Parent or the Issuer were required to file such reports under the Exchange Act;

(2) all current reports on Form 8-K that would be required to be filed with the SEC on such form if Parent or the Issuer were required to file such reports under the Exchange Act; and

(3) in a footnote to Parent’s financial statements included in quarterly or annual reports to be filed or furnished pursuant to clauses (1) and (2) of this paragraph, the financial information required to comply with Rule 3-10 of Regulation S-X under the Securities Act.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by Parent’s certified independent accountants. In addition, Parent will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and Parent will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing). Parent will be deemed to have filed such reports with the Trustee if Parent has filed such reports with the SEC via the EDGAR filing system.

If at any time the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Parent or the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified by the SEC for registrants that are non-accelerated filers unless the SEC will not accept such a filing. Neither Parent nor the Issuer will take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Parent’s or the Issuer’s filings for any reason, Parent or the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply to non-accelerated filers if Parent or the Issuer were required to file those reports with the SEC.

Parent agrees that, for so long as any notes remain outstanding, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with holders of the notes and securities analysts relating to the financial condition and results of operations of Parent, the Issuer and the Restricted Subsidiaries.

The quarterly and annual reports and financial information required by the preceding paragraphs will include a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) of Parent, which shall include a discussion and analysis of the Issuer and the Restricted Subsidiaries. If the Board of Directors of Parent has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and also in the MD&A of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent or the Issuer, compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest with respect to the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor to timely offer to purchase, purchase and pay for notes as required by the provisions described under “—Redemption & Offer to Purchase—Special Mandatory Redemption,” “—Redemption & Offer to Purchase—Change of Control,” “—Redemption & Offer to Purchase—Asset Sales,” or “—Redemption & Offer to Purchase—Excess Cash Flow Offer,” or to comply with the provisions described under “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation; Sale of Assets”;

(4) failure by Parent to comply with the obligations set forth in clause (B)(VI) of the second paragraph of the definition of Parent Consolidated Cash Flow within 90 days from the date of occurrence of the event giving rise to the obligations thereunder;

(5) failure by Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture (120 days with respect to the “Reports” covenant subject to the following paragraph);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor (or the payment of which is guaranteed by Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor), whether such Indebtedness now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7) failure by Parent, the Issuer, any of the Restricted Subsidiaries or any Other Guarantor to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after the due date thereof;

(8) breach by the Issuer or any Guarantor of any material representation or warranty or agreement in the Collateral Agreements, the repudiation by the Issuer or any Guarantor of any of its obligations under the Collateral Agreements or the unenforceability of the Collateral Agreements against the Issuer or any Guarantor for any reason;

(9) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10) certain events of bankruptcy or insolvency described in the Indenture with respect to Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

Notwithstanding the above, if the Issuer elects, by giving written notice to the Trustee, the sole remedy for an Event of Default relating to the failure to comply with the “Reports” covenant, and/or for failure to comply with the requirements of Section 314(a)(1) of the TIA will, for the 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes then outstanding over such portion of the 60-day period immediately following such Event of Default during which such Event of Default is continuing (such additional interest, “Default Interest”). In the event the Issuer does not elect to pay the Default Interest, upon an Event of Default to this covenant, the notes will be subject to acceleration as provided above. Any Default Interest that accrues on all old notes from and including the date on which an Event of Default relating to a failure to comply with the “Reports” covenant and/or for any failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to, but not including, the 60th day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived) and will be payable in the same manner as any Additional Interest. On such 60th day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 60th day) such additional interest will cease to accrue and the notes will be subject to acceleration, as provided above, if the Event of Default is continuing. This provision will not affect the rights of holders of notes in the event of the occurrence of any other Event of Default. For all purposes of the Indenture, references to interest means interest under the notes and any Default Interest payable pursuant to this paragraph.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Parent, the Issuer or any Restricted Subsidiary, all old notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then old notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then old notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then old notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then old notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then old notes by notice to the Trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No present, past or future director, officer, employee, incorporator or stockholder of Parent, the Issuer, any Restricted Subsidiary or any Other Guarantor, as such, will have any liability for any obligations of Parent, the Issuer, any Restricted Subsidiary or any Other Guarantor under the notes, the Indenture or the Note Guarantees, the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of the Board of Directors of Parent evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the old notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of old notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Excess Cash Flow Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the old notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the old notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the old notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes, the Note Guarantees and the Collateral Agreements may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then old notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the purchase or redemption of the notes (other than provisions relating to the covenants described above under “—Redemption & Offer to Purchase”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then old notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Redemption & Offer to Purchase”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9) make any change in the preceding amendment and waiver provisions.

The consent of holders representing at least two-thirds of old notes will be required to release all or substantially all of the Collateral otherwise than in accordance with the Indenture and the Collateral Agreements.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the notes, the Note Guarantees, the Registration Rights Agreement and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to conform the text of the Indenture, the Collateral Agreements, the notes or the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be set forth, verbatim or in substance, a provision of the Indenture, the Collateral Agreements, the notes or the Note Guarantees;

(7) to evidence and provide for the acceptance of the appointment under the Indenture and the Collateral Agreements of a successor Trustee or Noteholder Collateral Agent;

(8) to make any other provisions with respect to matters or questions arising under the Indenture, the Collateral Agreements, the notes and the Note Guarantees, provided that the actions pursuant to this clause will not adversely affect the interests of the holders of the notes in any material respect, as determined in good faith by the Issuer;

(9) to enter into additional or supplemental Collateral Agreements;

(10) to release Collateral when permitted or required by the Indenture or the Collateral Agreements;

(11) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(12) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes; or

(13) to enter into, and to perfect security interests and Liens granted therein, the Collateral Agreements and transactions contemplated thereby respecting Bahamian registration of the Platinum Explorer and its mortgaging.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

The holders of a majority in aggregate principal amount of the then old notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture provides that it, the notes, the Note Guarantees, the Registration Rights Agreement and the Collateral Agreements will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone may obtain a copy of the Indenture or the Collateral Agreements without charge by writing to the Issuer at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056; Attention: Corporate Secretary.

Book Entry, Delivery and Form

The exchange notes, like the old notes, initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interest in the Global Notes) or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants, or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

None of the Issuer, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes and DTC requests such exchange.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Subsidiary) or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the later of the date such Indebtedness is incurred or the date of the related acquisition of assets from such Person.

“Acquisitions” means the acquisition by the Issuer from Parent of (i) all of the equity interests of P2020 Rig Co., a wholly owned subsidiary of Parent, and (ii) all of the equity interests of Vantage Holdings Malaysia I Co., a wholly owned subsidiary of Parent, and each of its wholly owned subsidiaries.

“Additional Amounts” has the meaning set forth under the caption “—Withholding Taxes.”

“Additional Interest” has the meaning given to such term in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means each of the Credit Agreement Collateral Agent and Noteholder Collateral Agent.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at February 1, 2013, (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through February 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

The Issuer will calculate the Applicable Premium prior to the applicable redemption date and deliver an officers’ certificate setting forth the Applicable Premium and showing the calculation thereof in reasonable detail.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, the Issuer and the Restricted Subsidiaries taken as a whole or of the Issuer and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the “Change of Control” covenant and/or the “Merger, Consolidation; Sale of Assets” covenant and not by the provisions of the “Asset Sale” covenant;

(2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer’s Subsidiaries other than statutory or directors qualifying shares; and

(3) an Involuntary Transfer.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $5.0 million;

(2) a transfer of Equity Interests or other assets between or among the Issuer and any of the Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(4) the sale or lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the “Restricted Payments” covenant or a Permitted Investment;

(7) the pledge, asset sale or other disposition by Parent or any Excluded Parent Subsidiary of the Equity Interests of any Excluded Parent Subsidiary; and

(8) any transfer of property in connection with a sale and leaseback transaction.

“Asset Sale Offer” has the meaning set forth under the “Asset Sales” covenant.

“Assignments” means, collectively, each Insurance Assignment and each Earnings Assignment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Calculation Date” means the date on which the event occurred for which the calculation of Parent Consolidated Cash Flow or Issuer Consolidated Cash Flow is made.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Notes” has the meaning set forth under the caption “—Book Entry, Delivery and Form.”

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent, the Issuer and the Restricted Subsidiaries taken as a whole (other than assets of Excluded Parent Subsidiaries) or the Issuer and the Restricted Subsidiaries taken as a whole, in either case, to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) any “person” (as defined above) acquires, directly or indirectly, in one or a series of transactions Beneficial Ownership of more than 50% of the Voting Stock of Parent (or any other direct or indirect parent of the Issuer) or the Issuer and maintains such Beneficial Ownership of more than 50% of the Voting Stock of Parent (or any other direct or indirect parent of the Issuer) or the Issuer, measured by voting power rather than number of shares, for more than 15 consecutive business days;

(3) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer;

(4) the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or any other direct or indirect parent of the Issuer), measured by voting power rather than number of shares;

(5) Parent or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(6) the first day on which Parent ceases to own at least 90% of the outstanding Equity Interests of the Issuer; or

(7) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors.

“Change of Control Offer” has the meaning set forth under “—Redemption & Offer to Purchase—Change of Control.”

“Change of Control Payment” has the meaning set forth under “—Redemption & Offer to Purchase—Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “—Redemption & Offer to Purchase—Change of Control.”

“Collateral” means all assets and property, whether now owned, or hereafter acquired, upon which a Lien or Mortgage securing the obligations under the Indenture, the Notes or the Note Guarantees, is granted or purported to be granted under any Collateral Agreement.

“Collateral Agreements” means, collectively, the Security Agreement, each Mortgage, each Assignment, and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Trustee or the Noteholder Collateral Agent as required by the Indenture, and any Intercreditor Agreement, in each case, as the same may be in force from time to time.

“Consolidated Cash Flow” means Parent Consolidated Cash Flow or Issuer Consolidated Cash Flow, as applicable, on the Calculation Date.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to any transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (a) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (b) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of the Restricted Subsidiaries (in the case of the Issuer) or the referent Person and its Subsidiaries (in the case of the Parent) following the Calculation Date.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries (in the case of the Issuer), or such Person and its Subsidiaries (in the case of Parent) for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding:

(a) amortization of debt issuance costs; and

(b) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense); and

(2) the consolidated interest expense of such Person and any Restricted Subsidiaries (in the case of the Issuer) or such Person and its Subsidiaries (in the case of Parent) that was capitalized during such period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (in the case of the Issuer) or such Person and its Subsidiaries (in the case of Parent) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contract Unwind Trigger” means the termination of the underlying Drilling Contract and the collection of all revenue and accounts receivable owing under such Drilling Contract to the applicable Subsidiary.

“Contract Winning Trigger” means the entering into a Drilling Contract by any direct or indirect Subsidiary of Parent or the Issuer that is not already a Guarantor, under which the drilling services are to be performed by a Vessel or any vessel of the Issuer or any Restricted Subsidiary.

“Covenant Defeasance” has the meaning set forth under the caption “— Legal Defeasance and Covenant Defeasance.”

“Credit Agreement” means a credit agreement, term loan, promissory note or notes with, or other evidence of Indebtedness to, banks or other institutional lenders, investors or credit providers providing for up to $25.0 million of borrowings (inclusive of letters of credit issued thereunder), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Collateral Agent” means the collateral agent for the benefit of the lenders under any Credit Agreement and the Collateral Agreements, together with its successors in such capacity.

“Credit Agreement Lien” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Credit Agreement Lien Obligations” means any Credit Agreement Obligations required to be secured under any Credit Agreement.

“Credit Agreement Obligations” means any Obligations of the Issuer and the Guarantors under any Credit Agreement.

“Credit Agreement Secured Parties” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Debt Documents” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest” has the meaning set forth under “—Events of Default and Remedies.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, the following will not constitute Disqualified Stock: (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent or the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale if the terms of such Capital Stock provide that Parent or the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments”; and (2) Capital Stock that is convertible or exchangeable into other Capital Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Parent or the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Drilling Contract” means any drilling contract in respect of any Vessel or other contract for use of any Vessel (except Internal Charters).

“DSME” means Daewoo Shipbuilding & Marine Engineering Co., Ltd., a corporation organized and existing under the laws of the Republic of South Korea.

“DTC” has the meaning set forth under the caption “— Book Entry, Delivery and Form.”

“Earnings Account” means, collectively, the interest bearing accounts maintained from time to time with JPMorgan Chase Bank, N.A., the Noteholder Collateral Agent or another financial institution reasonably acceptable and located in a jurisdiction reasonably acceptable to the Noteholder Collateral Agent subject to an account control agreement, except to the extent prohibited by applicable law.

“Earnings Assignment” means collectively the first priority assignments of earnings in favor of the Noteholder Collateral Agent given by the Issuer, each applicable Guarantor, and each applicable Internal Charterer respecting all earnings derived from the Vessels and their respective operations, as the same may be amended, supplemented or modified from time to time.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests (other than Disqualified Stock) (x) of the Issuer or (y) the proceeds of which are in an amount equal to or exceeding the aggregate principal amount of the notes to be redeemed and are contributed to the equity capital of the Issuer or any of its Restricted Subsidiaries.

“Event of Default” has the meaning set forth under the caption “—Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Excess Cash Flow” means, for any period, Issuer Consolidated Cash Flow for such period, adjusted as follows:

(1) minus the cash portion of Fixed Charges (net of interest income) and the cash portion of any related financing fees with respect to such period;

(2) minus the cash portion of all federal, state, local and foreign income taxes and franchise or margin taxes paid or payable (without duplication) by the Issuer and the Restricted Subsidiaries during such period;

(3) minus all capital expenditures (meaning for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP) made or committed to be made during such period by the Issuer and the Restricted Subsidiaries;

(4) minus or plus, respectively, any net increase or decrease in working capital (meaning, as of any date, the difference between (x) current assets, other than cash and cash equivalents, of the Issuer and the Restricted Subsidiaries for such date and (y) current liabilities of the Issuer and the Restricted Subsidiaries for such date; provided, however, that the amount of accounts receivable at any date shall be the average of accounts receivable on the last day of the three fiscal months immediately preceding such date) from the beginning to the end of such period; and

(5) to the extent not included in (2) above, minus any Permitted Parent Payments and Permitted Operating Expense and Tax Reimbursements;

provided that Issuer Consolidated Cash Flow shall not, for purposes of determining the amount of any Excess Cash Flow Offer, give effect to clause (A) of the second paragraph of such definition.

“Excess Cash Flow Offer” has the meaning set forth under the caption “—Redemption & Offer to Purchase —Excess Cash Flow Offer.”

“Excess Cash Flow Offer Amount” has the meaning set forth under the caption “—Redemption & Offer to Purchase —Excess Cash Flow Offer.”

“Excess Proceeds” has the meaning set forth under the caption “—Redemption & Offer to Purchase —Asset Sales.”

“Excluded Holder” has the meaning set forth under the caption “—Withholding Taxes.”

“Excluded Parent Subsidiaries” means the current and future Subsidiaries of Parent that are not Guarantors or Restricted Subsidiaries. As of the Issue Date, the Excluded Parent Subsidiaries consisted of Vantage Luxembourg 1 SARL, Vantage Energy Services Inc., P2020 Rig Co. (which will become a Guarantor as a result of the Acquisitions), Vantage International Management Co. Pte. Ltd., Vantage International Payroll Company Pte. Ltd., Vantage US Payroll Company Pte. Ltd., Vantage International Payroll Co., Vantage Driller III Co., Vantage Driller V Co., Vantage Deepwater Company, Vantage Holdings Caymans, Platinum Explorer Company, Titanium Explorer Company and Cobalt Explorer Company.

“Existing Indebtedness” means Indebtedness of Parent (other than Indebtedness under the Note Guarantees) in existence on the date of the Indenture, until such amounts are repaid, in an aggregate principal amount of $166,289,000.

“F3 Capital Note” means the convertible promissory note between Parent and F3 Capital in the original face amount of $60.0 million, as the same may be amended, supplemented or modified from time to time.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Parent (unless otherwise provided in the Indenture).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Global Notes” has the meaning set forth under the caption “—Book Entry, Delivery and Form.”

“Guarantors” means Parent, each Subsidiary of the Issuer and certain other Subsidiaries of Parent that execute a Note Guarantee in accordance with the provisions of the Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“incur” has the meaning set forth under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means the indenture pursuant to which the notes will be issued among the Issuer, the Guarantors, the Trustee and the Noteholder Collateral Agent, as amended, supplemented or modified.

“Indirect Participants” has the meaning set forth under the caption “Depository Procedures.”

“Insurance Assignment” means collectively the first priority assignments of insurance in favor of the Noteholder Collateral Agent given by the Issuer and the applicable Guarantor and applicable Internal Charterer, if any, respecting all insurance covering the Vessels or their respective operations, as the same may be amended, supplemented or modified from time to time.

“Intercreditor Agreement” means any intercreditor agreement whose terms no less favorable to the holders than the intercreditor agreement summarized under “—Security—Intercreditor Agreement” and attached as an exhibit to the Indenture, and that is entered into in connection with entering into any Credit Agreement, among the Credit Agreement Collateral Agent, the Noteholder Collateral Agent, the Issuer and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Guarantor that is a Vessel owner and any Internal Charterer.

“Internal Charter Unwind Trigger” means the termination of the underlying Internal Charter and the collection of all revenue and accounts receivable owing under such Internal Charter to the applicable Subsidiary.

“Internal Charterer” means any Subsidiary of the Issuer or any Subsidiary of Parent, in each case, that is not the owner of the relevant Vessel and that is a party to any Drilling Contract or any bareboat charter or other such charter in respect of a Vessel.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person that is not a Subsidiary of such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Involuntary Transfer” means, with respect to any property or asset of the Issuer or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss (except as and to the extent the covenant “Redemption & Offer to Purchase— Special Mandatory Redemption” applies in the event of a total loss of a Vessel), (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” means the first date on which the notes are issued under the Indenture.

“Issuer” means Offshore Group Investment Limited, a Cayman Islands exempted company with limited liability, and any successor.

“Issuer Affiliate Transaction” has the meaning set forth under the “Transaction with Affiliates” covenant.

“Issuer Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income of the Issuer for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by the Issuer or any of the Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of the Issuer and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries to the extent that such Consolidated Interest Expenses were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Issuer and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Issuer Consolidated Cash Flow shall be calculated to give effect to the following:

(A) Pro forma effect shall be given to any acquisition of a company, business, asset or Vessel that has been made by the Issuer or any of the Restricted Subsidiaries during the four-quarter reference period, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation or an acquisition, and including any related financing transactions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, in each case, as if such transaction had occurred on the first day of the applicable four-quarter reference period.

(B) The Issuer Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

(C) The provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Issuer Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For the avoidance of doubt, the calculation of the ratio test set forth in clause (b) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, shall give effect to any incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of any Vessel in accordance with the foregoing clause (A).

“Legal Defeasance” has the meaning set forth under the caption “—Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maximum Credit Agreement Amount” has the meaning defined under the caption “—Security —Intercreditor Agreement —Notes Obligations Pari Passu with Credit Agreement Obligations.”

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by the Issuer or any Guarantor is granted to secure Obligations under the Indenture or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements; and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of the Restricted Subsidiaries.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Noteholder Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent for the benefit of the noteholders under the Collateral Agreements, together with its successors in such capacity.

“Notes Debt Documents” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Notes Liens” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Notes Obligations” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Notes Obligations Pari Passu with Credit Agreement Obligations.”

“Notes Secured Parties” has the meaning set forth under the caption “—Security—Intercreditor Agreement—Relative Priorities.”

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Other Guarantor” means a Guarantor that is a direct or indirect Subsidiary of Parent but not a direct or indirect Subsidiary of the Issuer and whose sole purpose is to be (a) a party to a Drilling Contract or an Internal Charter or (b) the parent company of an Internal Charterer, in each case, to the extent (i) such Subsidiary is not permitted to become a direct or indirect Subsidiary of the Issuer due to restrictions imposed by the terms of the applicable Drilling Contract, (ii) causing such Subsidiary to become a direct or indirect Subsidiary of the Issuer would result in adverse tax treatment or a violation of applicable laws or (iii) the sole business and activity of such Subsidiary is to act as a bidding entity for Drilling Contracts. No Other Guarantor shall engage in any other business or activities or incur or guarantee any Indebtedness (other than guarantees of the notes or any Credit Agreement Obligations), and any earnings of such Other Guarantor attributable to any Drilling Contract or Internal Charter in respect of a Vessel shall be subject to the Earnings Assignment. As of the Issue Date, the Other Guarantors are Vantage Driller I Co., a Cayman Islands exempted company, Vantage Driller II Co., a Cayman Islands exempted company, Vantage Driller IV Co., a Cayman Islands exempted company, Vantage Holding Hungary Kft, a Hungarian limited liability company, and Vantage Drilling Netherlands BV, a private company with limited liability under the laws of the Netherlands.

“Parent” means Vantage Drilling Company, a Cayman Islands exempted company with limited liability, and its successors.

“Parent Affiliate Transaction” has the meaning set forth in the “Transactions with Affiliates” covenant.

“Parent Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income of Parent for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by Parent and its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of Parent and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of Parent and its Subsidiaries to the extent that such Consolidated Interest Expenses were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Parent and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Parent Consolidated Cash Flow shall be calculated to give effect to the following:

(A) Pro forma effect shall be given to any acquisition of a company, business, asset or Vessel that has been made by Parent or any of its Subsidiaries or to the commencement of operations of a Vessel first delivered to Parent or any of its Subsidiaries, in each case, during the four-quarter reference period, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation or an acquisition, and including any related financing transactions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, in each case, as if such transaction had occurred on the first day of the applicable four-quarter reference period.

(B) With respect to the calculation of the Consolidated Interest Coverage Ratio for purposes of clause (a) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, pro forma effect shall be given to any delivery to, or acquisition by, Parent or any of its consolidated Subsidiaries of any Vessel or construction contract for such Vessel usable in the normal course of business of Parent that is (or are) subject to a Qualified Services Contract; provided that:

(I) the amount of Parent Consolidated Cash Flow attributable to such Vessel shall be calculated in good faith by a responsible financial or accounting officer of such Person;

(II) in the case of earned revenues under a Qualified Services Contract, the Parent Consolidated Cash Flow shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Vessel or Vessels, taking into account, where applicable, only actual expenses incurred without duplication in any measurement period;

(III) the amount of Parent Consolidated Cash Flow shall be the lesser of the Parent Consolidated Cash Flow derived on a pro forma basis from revenues for (a) the first full year of the Qualified Services Contract and (b) the average of the Parent Consolidated Cash Flow of each year of such Qualified Services Contract for the term of the Qualified Services Contract;

(IV) in determining the estimated expenses attributable to such Vessel, the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of such Vessel;

(V) with respect to any expenses attributable to a Vessel, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation;

(VI) if a Qualified Services Contract is terminated, or is amended, supplemented or modified, following the Calculation Date, and after giving effect to the termination or the terms of such Qualified Services Contract as so amended, supplemented or modified, the Issuer would not have been able to but did incur additional Indebtedness pursuant to the ratio set forth in clause (a) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, Parent will, at the time of any such event, be required to either: (a) repay all or any part of any such Indebtedness that would not have been permitted to be incurred had the Qualified Services Contract or such amendments, supplements or modifications thereto not been in effect at the time such Indebtedness was originally incurred, or (b) enter into a replacement Qualified Services Contract, the terms of which would have permitted the incurrence of such Indebtedness had such replacement contract been in effect at the time such Indebtedness was incurred; and

(VII) notwithstanding the foregoing, the pro forma inclusion of Parent Consolidated Cash Flow attributable to any such Qualified Services Contract for the four-quarter reference period shall be reduced by the actual Parent Consolidated Cash Flow from such new Vessel previously earned and accounted for in the actual results for the four-quarter reference period, which actual Parent Consolidated Cash Flow may be included in the foregoing clause (A).

(C) The Parent Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

(D) The provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Parent Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Restricted Subsidiary or its stockholders.

For the avoidance of doubt, (1) the calculation of the ratio test set forth in clause (a) of the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, shall give effect to any incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of any Vessel in accordance with the foregoing clauses (A) and (B); and (2) the acquisition of a Vessel with actual earned Parent Consolidated Cash Flow and future Parent Consolidated Cash Flow expected by virtue of the existence of a Qualified Services Contract, may be given pro forma effect due to the combined effect of the foregoing clauses (A) and (B).

“Payment Default” has the meaning set forth under the caption “—Events of Default and Remedies.”

“Participants” has the meaning set forth under the caption “—Depository Procedures.”

“Permitted Business” means:

(1) with respect to the Issuer and the Restricted Subsidiaries, a business in which the Issuer and the Restricted Subsidiaries were engaged on the date of the Indenture and any business reasonably related or complimentary thereto; and

(2) with respect to Parent, the ownership of the Equity Interests in the Issuer and Parent’s other Subsidiaries and the business in which Parent is engaged on the date of the Indenture and any business reasonably related or complimentary thereto.

“Permitted Debt” has the meaning set forth under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Investments” means:

(1) any Investment in the Issuer or in a wholly owned Restricted Subsidiary that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Issuer or any wholly owned Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a wholly owned Restricted Subsidiary and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a wholly owned Restricted Subsidiary that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “Asset Sales” covenant;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments;

(7) Investments represented by Hedging Obligations; and

(9) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $2.0 million.

“Permitted Liens” means:

(1) Liens on assets of the Issuer and the Guarantors securing Indebtedness and other Obligations under any Credit Agreement, or additional notes and related Notes Guarantees, that is permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph of the covenant described above under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(2) Liens in favor of the Issuer or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Parent, the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Parent, the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant described above under the caption “—Certain Covenants —Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets constructed or acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as necessaries suppliers, carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business not more than 30 days past due or which are being contested in good faith;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) the pledge or encumbrance by Parent or any Excluded Parent Subsidiary of the Equity Interests, property or assets of any Excluded Parent Subsidiary;

(12) Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens for obligations owed to vendors or other third parties that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that, any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;

(15) Liens in respect of Indebtedness of Parent permitted to be incurred by clause (a) of the first paragraph of the covenant described above under the caption “—Certain Covenants —Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets constructed or acquired with or financed by such Indebtedness; provided that none of the assets of the Issuer or any Guarantor (other than Parent) will be permitted to be subject to any Lien pursuant to this clause (15); and

(16) Liens to secure Hedging Obligations.

“Permitted Operating Expense and Tax Reimbursements” means, without duplication as to amounts, actual amounts paid by Parent for the benefit of the Issuer and the Restricted Subsidiaries in respect of bona fide goods, taxes, services and other operating expenses incurred from and after the Issue Date and relating to the Permitted Business of the Issuer and the Restricted Subsidiaries; provided that any amounts so paid to Parent are on terms no less favorable than those available in arm’s length transactions with unaffiliated third parties; provided further, that in no event shall any amounts that may be classified as Permitted Parent Payments be treated as Permitted Operating Expense and Tax Reimbursements.

“Permitted Parent Payments” means, without duplication as to amounts, payments to Parent by the Issuer or any Restricted Subsidiary to permit Parent to pay reasonable and bona fide franchise taxes and accounting, legal and administrative expenses of the Issuer and the Guarantors when due, in an aggregate amount not to exceed $17.5 million per annum, which amount shall increase by 1.0% per annum on January 1 of each year, beginning on January 1, 2012.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent, the Issuer or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Parent, the Issuer or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) in the case of Indebtedness of the Issuer or any Restricted Subsidiary, such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary or both the Issuer and the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(5) in the case of Indebtedness of Parent, such Indebtedness is incurred either by Parent or by an Excluded Parent Subsidiary or both Parent and an Excluded Parent Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and provided that such Indebtedness may not be incurred by the Issuer or any of the Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Services Contract” means, with respect to any vessel acquired by, or delivered to, Parent or any of its Subsidiaries, a contract or series of contracts, together with any amendments, supplements or modifications thereto, that the Board of Directors of Parent, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors of Parent, which contract or contracts:

(1) are between Parent or one of its Subsidiaries, on the one hand, and (a) a Person with a rating (or a Person whose parent has such a rating) of either BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (b) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees from a Person or its parent that has an investment grade rating as described in the preceding subclause (a) of this clause (1), or such contract provides for a lockbox or similar arrangements or direct payment to Parent or its Subsidiary, as the case may be, by a Person with (or a Person whose parent has) such an investment grade rating, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating Consolidated Cash Flow;

(2) provide for services to be performed by Parent or one or more of its Subsidiaries involving the use of such vessel by Parent or one or more of its Subsidiaries, in either case for a minimum aggregate period of at least one year;

(3) provide for a fixed or minimum dayrate or fixed rate for such vessel covering all the period in (2) above; and

(4) for purposes of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, provide that revenues from such Qualified Services Contract are to be received by Parent or its Subsidiary within one year of (a) delivery of the related vessel and (b) the incurrence of any Indebtedness pursuant to such clause.

“Redemption Date” means the date of redemption established by the Issuer or the Indenture as set forth under “—Redemption & Offer to Purchase.”

“Registration Rights Agreement” means the Registration Rights Agreement entered into on the Issue Date among the Representative, the Issuer and the Guarantors.

“Release” has the meaning defined under the caption “—Security —Intercreditor Agreement —Automatic Release of Notes Liens.”

“Representative” means Jefferies & Company, Inc.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth under the caption “—Certain Covenants —Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means collectively the Credit Agreement Secured Parties and the Notes Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date of the Indenture, among the Issuer and the Grantors (as defined therein) from time to time party thereto in favor of the Noteholder Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Ship Mortgage” means collectively the first naval mortgages and other instruments such as deeds over the Vessels, each duly registered in the Bahamian or Panamanian ship registry, as applicable, in favor of the Noteholder Collateral Agent, as the same may be amended, supplemented or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Special Mandatory Redemption” is the redemption provisions set forth under the caption “—Redemption & Offer to Purchase —Special Mandatory Redemption.”

“Specified Tax Jurisdiction” means each jurisdiction in which the Issuer or any Guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which the Issuer or any Guarantor makes a payment on the notes or any Note Guarantee.

“Stated Maturity” means, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture or, if such item or series is incurred after the date of the Indenture, the date such item or series is incurred will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Standstill Period” has the meaning set forth under the caption “—Security —Intercreditor Agreement —Exercise of Rights and Remedies; Standstill.”

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxes” has the meaning defined under the caption “—Withholding Taxes.”

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2013; provided, however, that if the period from the redemption date to February 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, National Association in its capacity as trustee under the Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Parent, the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent, the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which none of Parent, the Issuer nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of the Restricted Subsidiaries; and

(5) is not the owner or Internal Charterer of a Vessel.

“Vessels” means (i) the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller, (ii) the Bahamian flag vessel the Platinum Explorer, and (iii) any other vessel hereafter acquired by the Issuer or any Restricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to the exchange of the exchange notes for the old notes, but does not purport to be a complete analysis for all potential tax effects. The summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of the exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Each holder is encouraged to consult, and depend on, his own tax advisor in analyzing the particular tax consequences of exchanging such holder’s old notes for the exchange notes, including the applicability and effect of any federal, state, local and foreign tax laws.

The exchange of the exchange notes for the old notes will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for 120 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available upon request to any broker-dealer for use in connection with any such resale. In addition, until                     , 2011, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and certain legal matters in connection with this exchange offer will be passed upon for us by Porter Hedges LLP, Houston, Texas.

EXPERTS

UHY LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, as set forth in their report on Form 10-K, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on UHY LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a free web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public on our website at http://www.vantagedrilling.com. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus. This prospectus also contains summaries of the terms of certain agreements that we or our subsidiary guarantors have entered into in connection with the offering of the notes. The descriptions contained in this prospectus of those agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. You may request a copy of the agreements defined herein at no cost by writing or telephoning us at the following address: Attention: Corporate Secretary, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, phone number (281) 404-4700.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all of the securities. Information under Item 2.02 or 7.01 furnished in Current Reports on Form 8-K is not incorporated by reference herein.

•	Annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011, as amended by a Form 10-K/A (Amendment No. 1), filed with the SEC on May 2, 2011;

•	Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 10, 2011; and

•

Current reports on Form 8-K filed with the SEC on January 5, 2011, January 7, 2011, January 14, 2011, February 22, 2011, March 10, 2011, March 16, 2011, April 20, 2011, May 13, 2011, May 23, 2011 and June 2, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into such document. In addition, we make available free of charge all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

You may request a copy of these filings, at no cost, by writing or telephoning us at Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Attention: Investor Relations, phone number (281) 404-4700.

OFFSHORE GROUP INVESTMENT LIMITED

a subsidiary of

Exchange Offer for

$225,000,000 11 1/2% Senior Secured First Lien Notes due 2015

PROSPECTUS

Dealer Prospectus Delivery Obligation

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud, willful default, willful neglect, dishonesty or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The limitation of liability and indemnification provisions in our memorandum and articles of association may discourage securityholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our securityholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description

3.1	Certificate of Incorporation of Vantage Drilling Company (1)

3.2	Amended and Restated Memorandum and Articles of Association of Vantage Drilling Company (2)

3.3	Certificate of Incorporation of Offshore Group Investment Limited (3)

3.4	Amended and Restated Memorandum and Articles of Association of Offshore Group Investment Limited (4)

3.5	Certificate of Incorporation of Vantage Driller I Co. (5)

3.6	Amended and Restated Memorandum and Articles of Association of Vantage Driller I Co. (6)

3.7	Certificate of Incorporation of Vantage Driller II Co. (7)

3.8	Amended and Restated Memorandum and Articles of Association of Vantage Driller II Co. (8)

3.9 *	Certificate of Incorporation of Vantage Driller III Co.

3.10 *	Second Amended and Restated Memorandum and Articles of Association of Vantage Driller III Co.

3.11	Certificate of Incorporation of Vantage Driller IV Co. (9)

3.12	Amended and Restated Memorandum and Articles of Association of Vantage Driller IV Co. (10)

Exhibit No.	Description

3.13	Certificate of Incorporation of Emerald Driller Company (11)

3.14	Memorandum and Articles of Association of Emerald Driller Company (12)

3.15	Certificate of Incorporation of Sapphire Driller Company (13)

3.16	Memorandum and Articles of Association of Sapphire Driller Company (14)

3.17	Certificate of Incorporation of Vantage International Management Co. (15)

3.18	Amended and Restated Memorandum and Articles of Association of Vantage International Management Co. (16)

3.19 *	Certificate of Incorporation of P2020 Rig Co.

3.20 *	Amended and Restated Memorandum and Articles of Association of P2020 Rig Co.

3.21	Certificate of Incorporation of P2021 Rig Co. (17)

3.22	Amended and Restated Memorandum and Articles of Association of P2021 Rig Co. (18)

3.23 *	Certificate of Incorporation of Vantage Holdings Malaysia I Co.

3.24 *	Memorandum and Articles of Association of Vantage Holdings Malaysia I Co.

3.25	Certificate of Incorporation of Vantage Holding Hungary Kft.—English translation from Hungarian (19)

3.26	Articles of Association of Vantage Drilling Netherlands B.V.—English translation from Dutch (20)

3.27	Articles of Incorporation of Mandarin Drilling Corporation (21)

3.28	Bylaws of Mandarin Drilling Corporation (22)

3.29 *	Certificate of Incorporation of Vantage Drilling Labuan I Ltd.

3.30 *	Memorandum and Articles of Association of Vantage Drilling Labuan I Ltd.

3.31 *	Certificate of Incorporation of Vantage Drilling (Malaysia) I Sdn. Bhd.

3.32 *	Memorandum and Articles of Association of Vantage Drilling (Malaysia) I Sdn. Bhd.

4.1	Indenture dated as of July 30, 2010 by and among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (23)

4.2	First Supplemental Indenture dated as of May 20, 2011, among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (24)

4.3	Second Supplemental Indenture dated as of June 1, 2011, among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo, National Association, as trustee (25)

4.4	Registration Rights Agreement dated as of June 1, 2011, among Offshore Group Investment Limited, the guarantors party thereto, and Jefferies & Company, Inc., as representative of the Initial Purchasers (26)

5.1*	Opinion of Porter Hedges LLP

12.1*	Statement showing computation of ratio of earnings to fixed charges

21.1	Subsidiaries of Vantage Drilling Company (27)

23.1*	Consent of Porter Hedges LLP (included in Exhibit 5.1)

23.2*	Consent of UHY LLP

24.1*	Powers of Attorney (contained in signature pages)

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form F-4 (File No. 333-147797).
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the SEC on December 28, 2009.
(3)	Incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(4)	Incorporated by reference to Exhibit 3.4 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(5)	Incorporated by reference to Exhibit 3.5 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(6)	Incorporated by reference to Exhibit 3.6 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(7)	Incorporated by reference to Exhibit 3.7 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(8)	Incorporated by reference to Exhibit 3.8 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(9)	Incorporated by reference to Exhibit 3.9 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(10)	Incorporated by reference to Exhibit 3.10 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(11)	Incorporated by reference to Exhibit 3.11 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(12)	Incorporated by reference to Exhibit 3.12 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(13)	Incorporated by reference to Exhibit 3.13 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(14)	Incorporated by reference to Exhibit 3.14 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(15)	Incorporated by reference to Exhibit 3.15 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(16)	Incorporated by reference to Exhibit 3.16 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(17)	Incorporated by reference to Exhibit 3.17 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(18)	Incorporated by reference to Exhibit 3.18 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(19)	Incorporated by reference to Exhibit 3.19 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(20)	Incorporated by reference to Exhibit 3.20 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(21)	Incorporated by reference to Exhibit 3.21 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(22)	Incorporated by reference to Exhibit 3.22 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(23)	Incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the SEC on August 5, 2010.
(24)	Incorporated by reference to Exhibit 4.2 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.

(25)	Incorporated by reference to Exhibit 4.3 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.
(26)	Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.
(27)	Incorporated by reference to Exhibit 21.1 of the Company’s annual report on Form 10-K filed with the SEC on March 16, 2011.

Item 22.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Offshore Group Investment Limited

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer)	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer) and Sole Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Drilling Company

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chairman and Chief Executive Officer (Principal executive officer)	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

By:	/s/ Jorge E. Estrada Jorge E. Estrada	Director	June 10, 2011

By:	/s/ Marcelo D. Guiscardo Marcelo D. Guiscardo	Director	June 10, 2011

By:	/s/ John C.G. O’Leary John C.G. O’Leary	Director	June 10, 2011

By:	/s/ Steinar Thomassen Steinar Thomassen	Director	June 10, 2011

By:	Robert F. Grantham	Director

	Signature	Title	Date

By:	/s/ Duke Ligon Duke Ligon	Director	June 10, 2011

By:	/s/ Ong Tian Khiam Ong Tian Khiam	Director	June 10, 2011

By:	/s/ Steven Bradshaw Steven Bradshaw	Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Emerald Driller Company

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Mandarin Drilling Corporation

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

P2020 Rig Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

P2021 Rig Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Sapphire Driller Company

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Driller I Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Driller II Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

By:	/s/ Douglas W. Halkett Douglas W. Halkett	Director	June 10, 2011

By:	/s/ Don Munro Don Munro	Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Driller III Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Driller IV Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Drilling Labuan I Ltd.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim Director

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Linda J. Ibrahim Linda J. Ibrahim	Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Drilling (Malaysia) I Sdn. Bhd.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Christopher G. DeClaire his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Linda J. Ibrahim Linda J. Ibrahim	Director	June 10, 2011

By:	/s/ Fadzil Ishkandar Bin Badaruddin Fadzil Ishkandar Bin Badaruddin	Director	June 10, 2011

By:	/s/ Norwen Shahreedha Bin Mohamad Ghazali Norwen Shahreedha Bin Mohamad Ghazali	Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Drilling Netherlands B.V.

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Christopher G. DeClaire his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Linda J. Ibrahim Linda J. Ibrahim	Managing Director	June 10, 2011

By:	/s/ P.J.G. de Reus P.J.G. de Reus	Managing Director	June 10, 2011

By:	/s/ S.A.J. Engel S.A.J. Engel	Managing Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Budapest, Hungary, on the 10th day of June, 2011.

Vantage Holding Hungary Kft

By:	/s/ Linda J. Ibrahim
Linda J. Ibrahim Managing Director

By:	/s/ Julia Varga
Julia Varga Managing Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Douglas G. Smith and Christopher G. DeClaire, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Mark C. Howell Mark C. Howell	Managing Director	June 10, 2011

By:	/s/ Linda J. Ibrahim Linda J. Ibrahim	Managing Director	June 10, 2011

By:	/s/ Julia Varga Julia Varga	Managing Director	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage Holdings Malaysia I Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 2011.

Vantage International Management Co.

By:	/s/ Paul A. Bragg
Paul A. Bragg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Paul A. Bragg Paul A. Bragg	Chief Executive Officer (Principal executive officer) and Director	June 10, 2011

By:	/s/ Douglas G. Smith Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Vantage Drilling Company (1)

3.2	Amended and Restated Memorandum and Articles of Association of Vantage Drilling Company (2)

3.3	Certificate of Incorporation of Offshore Group Investment Limited (3)

3.4	Amended and Restated Memorandum and Articles of Association of Offshore Group Investment Limited (4)

3.5	Certificate of Incorporation of Vantage Driller I Co. (5)

3.6	Amended and Restated Memorandum and Articles of Association of Vantage Driller I Co. (6)

3.7	Certificate of Incorporation of Vantage Driller II Co. (7)

3.8	Amended and Restated Memorandum and Articles of Association of Vantage Driller II Co. (8)

3.9 *	Certificate of Incorporation of Vantage Driller III Co.

3.10 *	Second Amended and Restated Memorandum and Articles of Association of Vantage Driller III Co.

3.11	Certificate of Incorporation of Vantage Driller IV Co. (9)

3.12	Amended and Restated Memorandum and Articles of Association of Vantage Driller IV Co. (10)

3.13	Certificate of Incorporation of Emerald Driller Company (11)

3.14	Memorandum and Articles of Association of Emerald Driller Company (12)

3.15	Certificate of Incorporation of Sapphire Driller Company (13)

3.16	Memorandum and Articles of Association of Sapphire Driller Company (14)

3.17	Certificate of Incorporation of Vantage International Management Co. (15)

3.18	Amended and Restated Memorandum and Articles of Association of Vantage International Management Co. (16)

3.19 *	Certificate of Incorporation of P2020 Rig Co.

3.20 *	Amended and Restated Memorandum and Articles of Association of P2020 Rig Co.

3.21	Certificate of Incorporation of P2021 Rig Co. (17)

3.22	Amended and Restated Memorandum and Articles of Association of P2021 Rig Co. (18)

3.23 *	Certificate of Incorporation of Vantage Holdings Malaysia I Co.

3.24 *	Memorandum and Articles of Association of Vantage Holdings Malaysia I Co.

3.25	Certificate of Incorporation of Vantage Holding Hungary Kft.—English translation from Hungarian (19)

3.26	Articles of Association of Vantage Drilling Netherlands B.V.—English translation from Dutch (20)

3.27	Articles of Incorporation of Mandarin Drilling Corporation (21)

3.28	Bylaws of Mandarin Drilling Corporation (22)

3.29 *	Certificate of Incorporation of Vantage Drilling Labuan I Ltd.

3.30 *	Memorandum and Articles of Association of Vantage Drilling Labuan I Ltd.

3.31 *	Certificate of Incorporation of Vantage Drilling (Malaysia) I Sdn. Bhd.

3.32 *	Memorandum and Articles of Association of Vantage Drilling (Malaysia) I Sdn. Bhd.

4.1	Indenture dated as of July 30, 2010 by and among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (23)

4.2	First Supplemental Indenture dated as of May 20, 2011, among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (24)

4.3	Second Supplemental Indenture dated as of June 1, 2011, among Offshore Group Investment Limited, the guarantors named therein, and Wells Fargo, National Association, as trustee (25)

4.4	Registration Rights Agreement dated as of June 1, 2011, among Offshore Group Investment Limited, the guarantors party thereto, and Jefferies & Company, Inc., as representative of the Initial Purchasers (26)

5.1*	Opinion of Porter Hedges LLP

12.1*	Statement showing computation of ratio of earnings to fixed charges

21.1	Subsidiaries of Vantage Drilling Company (27)

23.1*	Consent of Porter Hedges LLP (included in Exhibit 5.1)

23.2*	Consent of UHY LLP

24.1*	Powers of Attorney (contained in signature pages)

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form F-4 (File No. 333-147797).
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the SEC on December 28, 2009.
(3)	Incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(4)	Incorporated by reference to Exhibit 3.4 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(5)	Incorporated by reference to Exhibit 3.5 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(6)	Incorporated by reference to Exhibit 3.6 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(7)	Incorporated by reference to Exhibit 3.7 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(8)	Incorporated by reference to Exhibit 3.8 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(9)	Incorporated by reference to Exhibit 3.9 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(10)	Incorporated by reference to Exhibit 3.10 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(11)	Incorporated by reference to Exhibit 3.11 of the Company’s registration statement on Form S-4 (File No. 333-170841).

(12)	Incorporated by reference to Exhibit 3.12 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(13)	Incorporated by reference to Exhibit 3.13 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(14)	Incorporated by reference to Exhibit 3.14 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(15)	Incorporated by reference to Exhibit 3.15 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(16)	Incorporated by reference to Exhibit 3.16 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(17)	Incorporated by reference to Exhibit 3.17 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(18)	Incorporated by reference to Exhibit 3.18 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(19)	Incorporated by reference to Exhibit 3.19 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(20)	Incorporated by reference to Exhibit 3.20 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(21)	Incorporated by reference to Exhibit 3.21 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(22)	Incorporated by reference to Exhibit 3.22 of the Company’s registration statement on Form S-4 (File No. 333-170841).
(23)	Incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the SEC on August 5, 2010.
(24)	Incorporated by reference to Exhibit 4.2 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.
(25)	Incorporated by reference to Exhibit 4.3 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.
(26)	Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on June 2, 2011.
(27)	Incorporated by reference to Exhibit 21.1 of the Company’s annual report on Form 10-K filed with the SEC on March 16, 2011.